The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted
 Filed Pursuant to Rule 424B2
 Registration Nos. 333-273531 and 333-273531-01
SUBJECT TO COMPLETION, DATED AUGUST 1, 2023
Preliminary Prospectus Supplement
(To Prospectus dated July 31, 2023)
$
Booz Allen Hamilton Inc.
    % Notes due 20
Fully and Unconditionally Guaranteed by
Booz Allen Hamilton Holding Corporation

We are offering $      aggregate principal amount of    % Notes due 20   (the “notes”). The notes will bear interest at the rate of    % per year. The notes will mature on                 , 20  . Interest on the notes will be payable on           and           of each year, beginning on                 , 2024.
We may redeem the notes in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement, plus accrued and unpaid interest, if any, on the principal amount being redeemed, to, but excluding, the redemption date. If a Change of Control Triggering Event (as defined herein) occurs, we must offer to repurchase the notes at a redemption price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.
The notes will be unsecured and will rank equally with all our other unsecured senior indebtedness. The notes will be fully and unconditionally guaranteed (the “note guarantee”) on an unsecured and unsubordinated basis by Booz Allen Hamilton Holding Corporation (the “Parent Guarantor”), our parent company. The notes will rank senior in right of payment to all of the Issuer’s future subordinated indebtedness and rank equally in right of payment with the Issuer’s existing and future senior indebtedness, including indebtedness under the Existing Credit Agreement (as defined herein). The notes will be effectively subordinated to any of the Issuer’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and the notes will be structurally subordinated to all existing and future liabilities of each of the Issuer’s subsidiaries.
The note guarantee will rank senior in right of payment to all of the Parent Guarantor’s future subordinated indebtedness and rank equally in right of payment with all of the Parent Guarantor’s existing and future senior indebtedness, including the Parent Guarantor’s guarantee of indebtedness under the Existing Credit Agreement. The note guarantee will be effectively subordinated to any of the Parent Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and the note guarantee will be structurally subordinated to all existing and future liabilities of each of the Parent Guarantor’s subsidiaries, other than the Issuer.
The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk factors” beginning on page S-6 of this prospectus supplement and the risks discussed in the documents we file with the U.S. Securities and Exchange Commission and that are incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to public(1)		Underwriting discount		Proceeds, before expenses
Per senior note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any, from          , 2023, if settlement occurs after that date.

The notes will not be listed on any securities exchange or quoted on any automated quotation system.
The underwriters expect to deliver the notes on or about                 , 2023, through the book entry system of The Depository Trust Company for the benefit of its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V.(“Euroclear”)

Joint Bookrunners

BofA Securities		J.P. Morgan
Goldman Sachs & Co. LLC	PNC Capital Markets LLC	SMBC Nikko
Truist Securities	Wells Fargo Securities
The date of this prospectus supplement is           , 2023

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement relates to a prospectus that is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell debt securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the debt securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.
Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement, the terms “we,” “our,” “us,” and “Booz Allen Hamilton” refer to Booz Allen Hamilton Inc., together with its subsidiaries (unless the context requires otherwise); the term the “Issuer” refers to Booz Allen Hamilton Inc.; the term the “Company” refers to Booz Allen Hamilton Holding Corporation, together with its subsidiaries, including Booz Allen Hamilton Inc. (unless the context requires otherwise); and the term the “Parent Guarantor” refers to Booz Allen Hamilton Holding Corporation. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.
The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.
You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

S-ii

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by the Company with the SEC are also available on its website at http://investors.boozallen.com. The website is not a part of this prospectus supplement or the accompanying prospectus.
The SEC allows us to incorporate by reference much of the information the Company files with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents.
We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below, and any future filings made by the Company with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until the completion of the offering of the notes:
•
Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on May 26, 2023 (the “2023 Annual Report”), including those portions of the Company’s definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders, filed with the SEC on June 15, 2023 as supplemented and amended by the Definitive Materials on Schedule 14A, filed on July 12, 2023, that are incorporated by reference into the 2023 Annual Report;

•
Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on July 28, 2023; and

•
Current Reports on Form 8-K, filed with the SEC on July 21, 2023 and July 28, 2023.

The consolidated financial statements of the Company included in the 2023 Annual Report and other SEC filings, which are incorporated into this prospectus supplement and the accompanying prospectus, have been prepared on a consolidated basis. The Issuer does not produce its own separately audited standalone or consolidated financial statements.
You may request a copy of these filings, at no cost, by writing or telephoning the Company at the following address or telephone number:
Booz Allen Hamilton Holding Corporation
8283 Greensboro Drive
McLean, Virginia 22102
(703) 902-5000
Attn: Investor Relations
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. Any statement contained in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement will automatically update and, where applicable, supersede any earlier information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-iii

FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These risks and other factors include:
•
any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular;

•
changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support, or as a result of the U.S. administration transition;

•
efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts;

•
delayed long-term funding of our contracts, including uncertainty relating to funding the U.S. government and increasing the debt ceiling;

•
U.S. government shutdowns as a result of the failure by elected officials to fund the government;

•
failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (“FAR”), the False Claims Act, the Defense Federal Acquisition Regulation Supplement, and FAR Cost Accounting Standards and Cost Principles;

•
the effects of disease outbreaks, pandemics, or widespread health epidemics, such as COVID-19, including disruptions to our workforce and the impact on government spending and demand for our solutions;

•
our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us;

•
variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts (“GSA schedules”), blanket purchase agreements, and indefinite delivery/indefinite quantity contracts;

•
the loss of GSA schedules or our position as prime contractor on government-wide acquisition contract vehicles;

•
changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts;

•
changes in estimates used in recognizing revenue;

•
our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts, and the timing of our receipt of revenue under contracts included in backlog;

•
internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal threats, including cyber attacks on our network and internal systems;

S-iv

•
risks related to the operation of financial management systems;

•
an inability to attract, train, or retain employees with the requisite skills and experience;

•
an inability to timely hire, assimilate, and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances, and/or effectively manage our cost structure;

•
risks related to inflation that could impact the cost of doing business and/or reduce customer buying power;

•
the loss of members of senior management or failure to develop new leaders;

•
misconduct or other improper activities from our employees or subcontractors, including the improper access, use or release of our or our clients’ sensitive or classified information;

•
increased competition from other companies in our industry;

•
failure to maintain strong relationships with other contractors, or the failure of contractors with which we have entered into a sub- or prime-contractor relationship to meet their obligations to us or our clients;

•
inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification;

•
failure to comply with special U.S. government laws and regulations relating to our international operations;

•
risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses;

•
risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business, or respond to market developments;

•
the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits;

•
risks related to a possible recession and volatility or instability of the global financial system, including the failures of financial institutions and the resulting impact on counterparties and business conditions generally;

•
risks related to a deterioration of economic conditions or weakening in credit or capital markets;

•
risks related to pending, completed, and future acquisitions and dispositions, including the ability to satisfy specified closing conditions for pending transactions, such as those related to receipt of regulatory approval or lack of regulatory intervention, and to realize the expected benefits from completed acquisitions and dispositions;

•
the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters;

•
risks inherent in the government contracting environment;

•
continued efforts to change how the U.S. government reimburses compensation related costs and other expenses or otherwise limits such reimbursements, and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation;

•
increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments;

•
the size of our addressable markets and the amount of U.S. government spending on private contractors;

•
risks related to our indebtedness;

S-v

•
the impact of changes in accounting rules and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue;

•
the impact of ESG-related risks and climate change generally on our and our clients’ businesses and operations; and

•
other risks and factors listed under “Item 1A. Risk Factors” included in the 2023 Annual Report and elsewhere in this prospectus supplement, in the accompanying prospectus, or in any document incorporated by reference herein or therein.

In light of these risks, uncertainties, and other factors, the forward-looking statements might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

S-vi

SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus supplement, including the more detailed information regarding our company and the notes elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should also carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the consolidated financial statements and the related notes contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the notes.
Booz Allen Hamilton Holding Corporation
For more than 100 years, business, government, and military leaders have turned to the Company to solve their most complex problems. A values-driven organization with a guiding purpose to empower people to change the world, we remain focused on providing long-term solutions to our clients’ emerging and ever-changing challenges. Our people are passionate about their service to our clients and their missions and supporting the communities in which we live and work. This is our heritage, and it is as true today as when the Company was founded in 1914.
A collaborative culture is an integral part of our unique operating model and encourages our people to bring a diversity of ideas and talent to every client engagement. Building on our legacy of passionate client service and guided by our long-term growth strategy, we blend deep expertise in management consulting with advanced technical capabilities to deliver powerful solutions. By investing in markets, capabilities, and talent, and building new business models, including ventures, partnerships, and product offerings, we believe we are creating sustainable quality growth for the Company.
Through our dedication to our clients’ missions, and a commitment to evolving our business to address their needs, we have longstanding relationships with our clients, the longest of which is more than 80 years. We support critical missions for a diverse base of federal government clients, including nearly all of the U.S. government’s cabinet-level departments, as well as for commercial clients, both domestically and internationally. We support our federal government clients by helping them tackle their most complex and pressing challenges, such as protecting soldiers in combat and supporting their families, advancing cyber capabilities, keeping our national infrastructure secure, enabling and enhancing digital services, transforming the healthcare system, and improving governmental efficiency to achieve better outcomes. We serve commercial clients across industries, including financial services, health and life sciences, energy, and technology.
We were founded in 1914 by Edwin Booz, one of the pioneers of management consulting. In 1940, we began serving the U.S. government by advising the Secretary of the Navy in preparation for World War II. As the needs of our clients have grown more complex, we have expanded beyond our management consulting foundation to develop deep expertise in the fields of analytics, digital solutions, engineering, and cyber.
Booz Allen Hamilton Inc.
Booz Allen Hamilton Inc. is an indirect, wholly-owned subsidiary of Booz Allen Hamilton Holding Corporation, and the primary operating company of Booz Allen Hamilton Holding Corporation.
The principal executive office for both Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton Inc. is located at 8283 Greensboro Drive, McLean, Virginia 22102, and our telephone number is (703) 902-5000.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes and Note Guarantee” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Capitalized terms not otherwise defined herein shall have the same meanings given them in the “Description of Notes and Note Guarantee” section of this prospectus supplement.
Issuer
Booz Allen Hamilton Inc.
Parent Guarantor
Booz Allen Hamilton Holding Corporation
The Parent Guarantor will fully and unconditionally guarantee to each holder of notes the due and punctual payment of the principal of, and interest and any premium on, the notes, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise.
Securities Offered
$      in aggregate principal amount of    % Notes due 20          .
Stated Maturity Date
The notes will mature on               , 20          .
Interest Rate
The notes will bear interest at the rate of    % per year, accruing from               , 2023.
Interest Payment Dates
Interest on the notes will be paid in arrears on            and            of each year to the holders of record on               and          , respectively. The first interest payment on the notes will be made on              , 2024 to holders of record on               , 2024.
Ranking of the Notes and the Note Guarantee
The notes will be unsecured obligations of the Issuer and will rank:
•
equally in right of payment with all existing and future senior indebtedness of the Issuer (including indebtedness under the credit agreement dated as of July 31, 2012, among the Issuer, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent and an issuing lender, as amended, restated, supplemented, replaced, waived or otherwise modified from time to time (the “Existing Credit Agreement”) and the Existing Notes (as defined herein));

•
senior in right of payment to any future subordinated indebtedness of the Issuer;

•
effectively subordinated to all existing and future secured indebtedness of the Issuer, to the extent of the value of the assets securing such indebtedness; and

•
structurally subordinated to all existing and future indebtedness and other liabilities of each of the Issuer’s subsidiaries.

The note guarantee will be the unsecured obligation of the Parent Guarantor and will rank:
•
equally in right of payment with all existing and future senior indebtedness of the Parent Guarantor (including the Parent Guarantor’s guarantee of indebtedness under the Existing Credit Agreement);
•
senior in right of payment to any future subordinated indebtedness of the Parent Guarantor;

•
effectively subordinated to all existing and future secured indebtedness of the Parent Guarantor to the extent of the value of the assets securing such indebtedness; and

•
structurally subordinated to all existing and future indebtedness and other liabilities of each of the Parent Guarantor’s subsidiaries, other than the Issuer.

As of June 30, 2023, on an as-adjusted basis after giving effect to the offering of the notes and the use of proceeds therefrom, the Parent Guarantor would have had approximately $      million of indebtedness on a consolidated basis, all of which would have been unsecured, and the revolving credit facility (the “Revolving Credit Facility”) under the Existing Credit Agreement would have provided the Issuer with commitments of $1,000 million, of which approximately $      million would have been available to be drawn.
In addition, as of June 30, 2023, subsidiaries of the Parent Guarantor, other than the Issuer, would have had approximately $74.0 million of total liabilities (including trade payables but excluding intercompany liabilities) and such subsidiaries’ total assets accounted for approximately 22.5% of the Company’s consolidated total assets.
Optional Redemption
Prior to          (    months prior to their maturity date), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at the applicable make-whole premium redemption price described under “Description of Notes and Note Guarantee — Optional redemption,” plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding the redemption date. On and after                 (       months prior to maturity), the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed plus any accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date. See “Description of Notes and Note Guarantee — Optional redemption.”
Change of Control Offer to Repurchase
If a Change of Control Triggering Event (as defined herein) occurs, the Issuer must offer to repurchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of Notes and Note Guarantee — Change of control offer to repurchase.”
Sinking Fund
None.
Covenants
The Issuer will issue the notes under an indenture to be entered into by the Issuer, the Parent Guarantor, and U.S.

Bank Trust Company, National Association, as trustee (the “base indenture”), as supplemented by a supplemental indenture to be entered into by the Issuer, the Parent Guarantor and the trustee concurrently with the delivery of the notes (the “first supplemental indenture” and, together with the base indenture, the “indenture”). The indenture will, among other things, limit the Issuer’s and its subsidiaries’ ability to:
•
incur liens securing debt for borrowed money; and

•
enter into sale and leaseback transactions.

In addition, the indenture will limit the Issuer’s and the Parent Guarantor’s ability to consolidate or merge with or into another company, or sell all or substantially all of the assets of the Issuer or the Parent Guarantor, as applicable.
Each of the covenants summarized above will be subject to a number of important exceptions and qualifications. For more details, see “Description of Notes and Note Guarantee — Certain covenants.”
Form and Denomination
The notes will be issued in the form of one or more fully-registered global securities, without coupons, in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global securities will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”). Except in the limited circumstances described under “Description of Notes and Note Guarantee — Book-entry, delivery and form,” notes will not be issued in definitive form or exchanged for interests in global securities.
Use of Proceeds
The Issuer expects the net proceeds from this offering of notes to be approximately $      million after deducting the underwriting discount and estimated expenses related to the offering. The Issuer intends to use the net proceeds of this offering to repay borrowings outstanding under the Revolving Credit Facility and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.
Trading
The notes are a new issue of securities with no established trading markets. The Issuer does not intend to apply for listing of the notes on any securities exchange or include the notes in any automated quotation system. The underwriters have advised the Issuer that they currently intend to make a market in the notes, but they are not obligated to do so and may, in their sole discretion, discontinue market-making at any time without notice. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” included elsewhere in this prospectus supplement for more information about possible market-making by the underwriters.
Trustee
U.S. Bank Trust Company, National Association
Material U.S. Federal Tax Considerations
You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. See “Material U.S. Federal Tax Considerations.”
Governing Law
The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.
Further Issues
The Issuer may from time to time, without notice to, or the consent of, the registered holders of the notes, create and issue additional notes ranking equally and ratably with the notes offered hereby in all respects, so that such additional notes will be consolidated and form a single series with the notes and will have the same terms as to status, redemption or otherwise as the notes (other than the date of issuance and, under certain circumstances, the first interest payment date and the date from which interest thereon will begin to accrue), provided that if such additional notes are not fungible with the original notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.
Conflicts of Interest
Because affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, PNC Capital Markets LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC are lenders under our Revolving Credit Facility and each will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under our Revolving Credit Facility, each of BofA Securities, Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, PNC Capital Markets LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC are deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as the notes will be investment grade rated by one or more of the nationally recognized statistical rating organizations. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Risk Factors
Investing in the notes involves substantial risk. Please read “Risk Factors” in this prospectus supplement and in the 2023 Annual Report incorporated by reference in this prospectus supplement, and as updated by our subsequent filings under the Exchange Act, for a discussion of certain factors you should consider in evaluating an investment in the notes.

RISK FACTORS
An investment in the notes involves risks. You should carefully consider the following risks, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risks and uncertainties included in “Item 1A. Risk Factors,” of the 2023 Annual Report, which is incorporated by reference in this prospectus supplement, and under the caption “Forward-Looking Statements.” If any of those risks or the following risks actually occurs, our businesses, and your investment in the notes, could be negatively affected. These risks and uncertainties are not the only ones they face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also materially and adversely affect our business operations, results of operations, financial condition or prospects. If any of these risks materialized, our ability to pay interest on the notes when due or to repay the notes at maturity could be adversely affected, and the trading prices of the notes could decline substantially.
The Company has substantial indebtedness and may incur substantial additional indebtedness, which could adversely affect its financial health and ability to obtain financing in the future, react to changes in the business and make payments on the notes.
As of June 30, 2023, on an as adjusted basis to give effect to the offering of the notes and the use of proceeds therefrom, the Company would have had approximately $        million of consolidated debt, all of which would have been unsecured, and excluding approximately $         million available under the $1,000 million Revolving Credit Facility. The Company is able to, and may, incur additional indebtedness in the future, subject to the limitations contained in the agreements governing its indebtedness. The Company’s substantial indebtedness could have important consequences to holders of the notes, including:
•
making it more difficult for the Company to satisfy its obligations with respect to the notes offered hereby, the Existing Credit Agreement, consisting of a $1,619.1 million Term Loan A, a $1,000.0 million Revolving Credit Facility, with a sublimit for letters of credit of $200.0 million, $700 million in aggregate principal amount of 3.875% Senior Notes due 2028 (the “2028 Notes”) and $500 million in aggregate principal amount of 4.000% Senior Notes due 2029 (the “2029 Notes”, and together with the 2028 Notes, the “Existing Notes”) and our other debt;

•
limiting the Company’s ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements and our ability to satisfy the Company’s obligations with respect to the notes in the future;

•
requiring a substantial portion of the Company’s cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•
increasing the Company’s vulnerability to general adverse economic and industry conditions;

•
exposing the Company to the risk of increased interest rates as certain of the Company’s borrowings, including under the Existing Credit Agreement, are at variable rates of interest;

•
limiting the Company’s flexibility in planning for and reacting to changes in the industry in which it competes;

•
placing the Company at a disadvantage compared to other, less leveraged competitors or competitors with comparable debt and more favorable terms and thereby affecting the Company’s ability to compete; and

•
increasing the Company’s cost of borrowing.

The indenture that will govern the notes will not limit the amount of unsecured indebtedness (including under the indenture) or secured indebtedness that the Issuer can issue, except, with respect to secured indebtedness, to the extent set forth in the section entitled “Description of Notes and Note Guarantee — Certain covenants — Limitations on liens.” The Existing Credit Agreement does not limit the amount of unsecured indebtedness that the Issuer can incur, and while it contains restrictions on the incurrence of additional secured indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional secured indebtedness incurred in compliance with these restrictions could be substantial.

The indentures governing the Existing Notes contain restrictions on the incurrence of additional unsecured and secured indebtedness; however, these restrictions are currently suspended. These restrictions also will not prevent the Issuer from incurring obligations that do not constitute indebtedness. In addition, the Revolving Credit Facility provides for commitments of $1,000.0 million, of which approximately $         million are expected to be available following consummation of the offering of the notes. Furthermore, subject to specified conditions, without the consent of the then-existing lenders (but subject to the receipt of commitments), the indebtedness under the Existing Credit Agreement may be increased by up to $500 million. If new debt is added to the Company’s current debt levels, the related risks that the Company faces would increase and the Company may not be able to meet all its debt obligations.
The notes and the note guarantee will be effectively subordinated to the Issuer’s and the Parent Guarantor’s future secured indebtedness to the extent of the value of the property securing that indebtedness.
The notes and the note guarantee will not be secured by any of the Issuer’s or the Parent Guarantor’s assets. As a result, the notes and the note guarantee will be effectively subordinated to the Issuer’s and the Parent Guarantor’s future secured indebtedness to the extent of the value of the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of the Issuer’s or the Parent Guarantor’s secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of the Issuer or the Parent Guarantor, the proceeds from the sale of assets securing any secured indebtedness will be available to pay obligations on the notes only after all such secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of the Issuer’s or the Parent Guarantor’s bankruptcy, insolvency, liquidation, dissolution or reorganization.
The notes and the note guarantee will be structurally subordinated to all obligations of the Parent Guarantor’s existing and future subsidiaries, other than the Issuer.
The notes will be guaranteed on a senior unsecured basis by the Parent Guarantor. The Parent Guarantor’s subsidiaries, other than the Issuer, will have no obligation, contingent or otherwise, to pay amounts due under the notes or the note guarantee or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes and the note guarantee will be structurally subordinated to all indebtedness and other obligations of any such subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before the Parent Guarantor or the Issuer would be entitled to any payment.
Variable rate indebtedness subjects the Issuer to interest rate risk, which could cause their respective debt service obligations to increase significantly.
Borrowings under the Existing Credit Agreement and certain other indebtedness of the Issuer are at variable rates of interest and expose the Issuer to interest rate risk. As interest rates increase, the Issuer’s debt service obligations on its variable rate indebtedness increase even though the amount borrowed remains the same, and its net income and cash flows, including cash available for servicing its indebtedness, will correspondingly decrease.
The indenture governing the notes will not restrict the ability of the Issuer, the Parent Guarantor or any of their respective subsidiaries to incur additional unsecured debt, pay dividends or make other distributions to holders of its equity securities or repurchase their respective securities or to take other actions that could negatively impact their ability to pay their obligations under the notes or the note guarantee, respectively.
None of the Issuer, the Parent Guarantor or any of their respective subsidiaries will be restricted under the terms of the indenture governing the notes from incurring additional unsecured debt, paying dividends or making other distributions to holders of its equity securities or repurchasing its respective securities. In addition, the Parent Guarantor will not be restricted under the terms of the indenture governing the notes from incurring secured indebtedness or entering into sale and leaseback transactions, and the limited covenants applicable to the notes will not require the Issuer, the Parent Guarantor or any of their respective subsidiaries to achieve or maintain any minimum financial results relating to their respective financial position or results of operations. The ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indenture governing the notes could have the effect of diminishing the Issuer’s and the Parent Guarantor’s ability to make payments on the notes or the note guarantee, respectively, when due.
The note guarantee provides little, if any, additional credit support for the notes.
The Parent Guarantor is a holding company with no operations of its own, and it depends on its subsidiaries for cash to fund all of its operations and expenses. The operations of the Parent Guarantor are conducted almost entirely through its subsidiaries and its ability to generate cash to meet its debt service obligations or to pay dividends is highly dependent on the earnings and receipt of funds from its subsidiaries via dividends or intercompany loans. Furthermore, the Existing Credit Facility and indentures governing the Existing Notes may significantly restrict the ability of the Parent Guarantor’s subsidiaries to pay dividends or otherwise transfer assets to the Parent Guarantor which may further impact its ability to meet its obligations under the note guarantee. Additionally, none of the covenants under the indenture that will govern the notes, as described under “Description of Notes and Note Guarantee — Certain covenants,” will apply to the Parent Guarantor. As a result, the Parent Guarantor’s note guarantee provides little, if any, additional credit support for the notes.
The Issuer may not be able to repurchase all of the notes upon a Change of Control Triggering Event, which would result in a default under the notes.
Upon the occurrence of a Change of Control Triggering Event (as defined herein), unless the Issuer has exercised its right to redeem the notes, each holder of notes will have the right to require the Issuer to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. If a Change of Control Triggering Event occurs, there can be no assurance that the Issuer would have sufficient financial resources available to satisfy its obligations to repurchase the notes. In addition, the ability of the Issuer to repurchase the notes for cash may be limited by law, or by the terms of other agreements relating to its indebtedness outstanding at that time. Any failure by the Issuer to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for the Issuer and for holders of the notes.
Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of the Issuer’s assets.
One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of the Issuer’s assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of the notes to require the Issuer to repurchase its notes as a result of a sale of less than all of the Issuer’s assets to another person may be uncertain.
An active trading market for the notes may not develop.
The notes are a new issue of securities with no established trading market, and the Issuer does not intend to list the notes offered hereby on any securities exchange or include the notes in any automated quotation system. The Issuer has been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters are not obligated to do so and may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in the Company’s financial performance or prospects or in the prospects for companies in its industry generally. In addition, such market-making activity will be subject to limits imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. As a result, there can be no assurance that an active trading market will develop for the notes. If no active trading markets for the notes develop, you may not be able to resell your notes at their fair market value or at all.

Changes in the Issuer’s and the Parent Guarantor’s credit ratings or the debt markets could adversely affect the trading price of the notes.
The trading price for the notes will depend on many factors, including:
•
the Issuer’s and the Parent Guarantor’s credit ratings with major credit rating agencies;

•
the prevailing interest rates being paid by other companies similar to the Issuer and the Parent Guarantor;

•
the financial condition, financial performance and future prospects of the Issuer or the Parent Guarantor; and

•
the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the trading prices of the notes.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including the Issuer and the Parent Guarantor. A negative change in the rating of the Issuer or the Parent Guarantor could have an adverse effect on the trading prices of the notes.

USE OF PROCEEDS
The Issuer expects the net proceeds from this offering of notes to be approximately $      million after deducting the underwriting discount and estimated expenses related to the offering. The Issuer intends to use the net proceeds of this offering to repay revolving borrowings under the Revolving Credit Facility. As of the date of this prospectus supplement, there were $425.0 million revolving borrowings outstanding under the Revolving Credit Facility. A portion of the revolving borrowings were incurred in connection with the payment by the Company of amounts due under a settlement agreement between the Company and the United States of America, acting through the United States Department of Justice, previously disclosed by the Company on July 21, 2023. Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to Term SOFR plus 125 basis points. The Revolving Credit Facility matures on September 7, 2027. The Issuer intends to use the remainder of the net proceeds from this offering for general corporate purposes.
To the extent any of the underwriters or their affiliates are lenders under our Revolving Credit Facilty, such underwriters or their affiliates may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

CAPITALIZATION
The following table sets forth the Company’s capitalization, on a consolidated basis, as of June 30, 2023 on a historical basis and as adjusted to give effect to the issuance and sale of the notes offered hereby and the use of proceeds therefrom.
You should read this table in conjunction with the information contained in the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s unaudited condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, each of which is incorporated by reference into this prospectus supplement.
	As of June 30, 2023
(Amounts in thousands, except par values; shares)	Historical	As Adjusted
Debt
Term Loans	$1,619,063		$1,619,063
Revolving Credit Facility(1)	75,000
Existing Notes	1,200,000		1,200,000
Notes offered hereby	—
Total debt(2)	$2,894,063	$
Stockholders’ equity
Class A common stock, par value $0.01 per share, 600,000,000 shares authorized, 166,521,283 shares issued and 131,116,370 shares outstanding	1,665		1,665
Treasury stock, 35,404,913 shares	(1,972,886)		(1,972,886)
Additional paid-in capital	805,240		805,240
Retained earnings	2,150,361		2,150,361
Accumulated other comprehensive income	32,691		32,691
Total stockholders’ equity	$1,017,071		$1,017,071
Total capitalization	$3,911,134	$

(1)
As of June 30, 2023, we had $75 million outstanding borrowings under the Revolving Credit Facility. We subsequently repaid outstanding borrowings in full, and incurred additional borrowings of $425.0 million which are outstanding as of the date of this prospectus supplement. On an as-adjusted basis after giving effect to the notes offered hereby and the use of proceeds therefrom, we would have availability to borrow up to approximately $        , with a sublimit for letters of credit of $200.0 million under the Revolving Credit Facility.

(2)
Amounts shown do not reflect unamortized debt issuance costs and discount on debt of $16.5 million as of June 30, 2023 and do not reflect debt issuance costs incurred in connection with this offering of notes.

DESCRIPTION OF NOTES AND NOTE GUARANTEE
The Issuer will issue the notes under an indenture (as amended or supplemented from time to time, the “base indenture”) to be entered into among itself, Booz Allen Hamilton Holding Corporation, as parent guarantor and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture to be entered into by the Issuer, Booz Allen Hamilton Holding Corporation, and the trustee concurrently with the delivery of the notes (the “first supplemental indenture” and, together with the base indenture, the “indenture”).
We set forth below a summary description of the material terms of the notes. This description supplements, and should be read together with, the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under “Description of Debt Securities.” Because this is a summary, it does not contain all the information that may be important to you. The following description of specific terms of the notes is qualified in its entirety by reference to the provisions of the indenture, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized and other terms not otherwise defined in this prospectus supplement have the meanings given to them in the indenture. As used in this “Description of Notes and Note Guarantee,” the “Issuer” refers to Booz Allen Hamilton Inc., and the “Parent Guarantor” refers to Booz Allen Hamilton Holding Corporation. Such terms do not, unless the context otherwise indicates, include the subsidiaries of such entities. The terms of the notes include those stated in the indenture and those which are made a part of the indenture by the Trust Indenture Act.
General
The notes will be issued in an initial aggregate principal amount of $      .
The Issuer may from time to time, without notice to, or the consent of, the registered holders of the notes, create and issue additional notes ranking equally and ratably with the notes offered hereby in all respects, so that such additional notes will be consolidated and form a single series with the notes and will have the same terms as to status, redemption or otherwise as the notes (other than the date of issuance and, under certain circumstances, the first interest payment date and the date from which interest thereon will begin to accrue), provided that if such additional notes are not fungible with the original notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.
The specific terms of the notes are set forth below:
•
Title:    % Notes due 20  .

•
Stated maturity date: The notes will mature on                 , 20  .

•
Form of notes: The notes will be issued only in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be in the form of one or more global notes that the Issuer will deposit with or on behalf of DTC.

•
Sinking fund: The notes will not be subject to any sinking fund.

The provisions of the indenture, as described in the accompanying prospectus, pertaining to each of the following will apply to the notes:
•
modification and waiver (see “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus); and

•
defeasance and satisfaction and discharge of the indenture (see “Description of Debt Securities —  Discharge, Legal Defeasance and Covenant Defeasance” in the accompanying prospectus).

Interest
•
Interest rate: The notes will bear interest at the rate of    % per annum.

•
Date interest starts accruing: Interest on the notes will start accruing on                 , 2023.

•
Interest payment dates: Interest on the notes will be paid in arrears on           and           of each year.

•
First interest payment date: The first interest payment on the notes will be made on           , 2024.

•
Regular record dates for interest: The regular record dates for interest on the notes will be             and        of each year.

•
Computation of interest: Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Ranking
The notes will be senior unsecured obligations of the Issuer and will rank:
•
equally in right of payment with all existing and future senior indebtedness of the Issuer (including indebtedness under the Existing Credit Agreement and under the Existing Notes);

•
senior in right of payment to any future subordinated indebtedness of the Issuer;

•
effectively subordinated to all existing and future secured indebtedness of the Issuer to the extent of the value of the assets securing such indebtedness; and

•
structurally subordinated to all existing and future indebtedness and other liabilities of the Issuer.

As of June 30, 2023, on an as-adjusted basis after giving effect to the offering of the notes, the Company would have had approximately $       million of indebtedness on a consolidated basis, all of which would have been unsecured, and the revolving credit facility under the Existing Credit Agreement would have provided the Issuer with commitments of $1,000 million, of which approximately $       million would have been available to be drawn. In addition, as of June 30, 2023, subsidiaries of the Company, other than the Issuer, had approximately $74.0 million of total liabilities (including trade payables but excluding intercompany liabilities) and such subsidiaries’ total assets accounted for approximately 22.5% of the Company’s consolidated total assets (as defined herein).
Guarantee
The Parent Guarantor will fully and unconditionally guarantee to each holder of notes the due and punctual payment of the principal of, and interest and any premium on, the notes, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The Parent Guarantor’s guarantee will remain in full force and effect until payment in full of the notes or the Parent Guarantor is released from such guarantee in compliance with the section entitled “Limitations on consolidation, merger and sale of assets of the Parent Guarantor” in this prospectus supplement or the section entitled “Description of Debt Securities — Discharge, Legal Defeasance and Covenant Defeasance” in the accompanying prospectus. See “Description of Debt Securities — Certain Terms of the Debt Securities of Booz Allen Hamilton — Parent Guarantee” in the accompanying prospectus. The guarantee will rank:
•
equally in right of payment with all existing and future senior indebtedness of the Parent Guarantor (including the Parent Guarantor’s guarantee of indebtedness under the Existing Credit Agreement);

•
senior in right of payment to any future subordinated indebtedness of the Parent Guarantor;

•
effectively subordinated to all existing and future secured indebtedness of the Parent Guarantor to the extent of the value of the assets securing such indebtedness; and

•
structurally subordinated to all existing and future indebtedness and other liabilities of each of the Parent Guarantor’s subsidiaries, other than the Issuer.

Optional redemption
Prior to           (           months prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points less (b) interest accrued to, but excluding, the redemption date, and

(2)
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.
On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed, but excluding, to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Notice of any redemption of notes may, at the Issuer’s discretion, be given subject to the satisfaction or waiver of one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). If such redemption is so subject to satisfaction or waiver of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date.
The Issuer shall notify holders of any such rescission as soon as practicable after the Issuer determines that such conditions precedent will not be able to be satisfied or the Issuer is not able or willing to waive such conditions precedent, in each case subject to policies and procedures of DTC (or any successor depositary). In any event, the Issuer shall provide written notice to the trustee at least two business days prior to the relevant redemption date if any such redemption has been rescinded or delayed, and upon receipt of such notice the trustee shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given. Once notice of redemption is mailed or otherwise given in accordance with the procedures of DTC, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above under “— Optional redemption.”
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair in accordance with the applicable depositary procedures and any applicable stock exchange. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption, subject to the satisfaction or waiver of any conditions precedent specified in the related notice of redemption.
Mandatory redemption; open market purchases
The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase the notes as described under the caption “— Change of control offer to repurchase.”
The Issuer may acquire notes, from time to time and at any time, by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.
Change of control offer to repurchase
If a Change of Control Triggering Event occurs, unless the Issuer has exercised its right to redeem the notes in full, as described under “— Optional redemption,” holders of notes offered hereby will have the right to require the Issuer to repurchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by first class mail, or otherwise deliver in accordance with the applicable procedures or regulations of DTC, a notice to holders of notes not previously redeemed, with a copy to the trustee. Such notice will set forth the terms of the Change of Control Offer and state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or otherwise delivered to each holder in accordance with the applicable procedures of DTC, other than as may be required by law (the “Change of Control Payment Date”), provided, however, that such notice may be sent more than 60 days prior to the Change of Control Payment Date if such notice is sent in accordance with the following sentence. The notice, if mailed or otherwise delivered to each holder in accordance with the applicable procedures of DTC prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes not previously redeemed electing to have their notes repurchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.
The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Parent Guarantor and its subsidiaries, or the Issuer and its subsidiaries, taken as a whole. There is a limited body of case law interpreting the phrase “substantially all,” and there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes offered hereby to require the Issuer to repurchase such senior as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Parent Guarantor and its subsidiaries, or the Issuer and its subsidiaries, taken as a whole, to another “person” (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.
For purposes of the Change of Control Offer discussion above, the following definitions are applicable:
“Below Investment Grade Rating Event” means that the notes become rated below Investment Grade by each of the Rating Agencies on any date from the date of the first public notice by the Parent Guarantor or the Issuer of an arrangement that results in a Change of Control until the end of the 30-day period following public notice by the Parent Guarantor or the Issuer of the occurrence of a Change of Control (which period will be extended for an additional 30 days if the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event), if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any one of the following:
(1)
the Issuer becomes aware of the acquisition by any “person” or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than one or more Permitted Parents, including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding any employee benefit plan of such “person” and its subsidiaries, and any “person” acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of equity interests or otherwise, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of Voting Stock of the Issuer representing more than 50.0% of the total voting power of the Voting Stock of the Issuer, provided that (x) so long as the Issuer is a subsidiary of any Permitted Parent, no “person” or group shall be deemed to be or become a beneficial owner of Voting Stock of the Issuer representing more than 50.0% of the total voting power of the Voting Stock of the Issuer unless such “person” or group shall be or become a beneficial owner of Voting Stock of such Permitted Parent representing more than 50.0% of the total voting power of the Voting Stock of such Permitted Parent (other than a Permitted Parent that is a subsidiary of another Permitted Parent) and (y) any Voting Stock of which any Permitted Parent is the beneficial owner shall not in any case be included in any Voting Stock of which any such “person” or group is the beneficial owner; or
(2)
the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its subsidiaries, taken as a whole, to a “person” and any “person” or group (as defined in clause (1) above) other than one or more Permitted Parents is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of Voting Stock of the transferee person in such sale, lease or transfer of assets representing more than 50.0% of the total voting power of the Voting Stock of such transferee “person,” provided that (x) so long as such transferee person is a subsidiary of a parent person, no “person” or group shall be deemed to be or become a beneficial owner of Voting Stock of the transferee person in such sale, lease or transfer of assets representing more than 50.0% of the total voting power of the Voting Stock of such transferee person unless such “person” or group shall be or become a beneficial owner of Voting Stock of such parent person representing more than 50.0% of the total voting power of the Voting Stock of such parent person (other than a Permitted Parent that is a subsidiary of another Permitted Parent) and (y) any Voting Stock of which any Permitted Parent is the beneficial owner shall not in any case be included in any Voting Stock of which any such “person” or group is the beneficial owner.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), or a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s).
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Permitted Parent” means (i) Booz Allen Hamilton Holding Corporation and (ii) any person of which the Issuer becomes a subsidiary after the issue date of the notes that is designated by the Issuer as a “Permitted Parent” and solely for so long as the Issuer remains a subsidiary of such “person;” provided that immediately after the Issuer first becomes a subsidiary of such “person,” more than 50.0% of the Voting Stock of such person shall be held by one or more persons that held more than 50.0% of the Voting Stock of the Issuer or a Permitted Parent of the Issuer immediately prior to the Issuer first becoming such a subsidiary.
“Rating Agency” means (1) each of S&P and Moody’s and (2) if any of S&P or Moody’s ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Issuer (as certified by a resolution of the board of directors of the Parent Guarantor and reasonably acceptable to the trustee) as a replacement agency for S&P or Moody’s, or both of them, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” of any specified person as of any date means any and all shares or equity interests (however designated) of such person that are at the time entitled to vote generally in the election of the board of directors, managers or trustees of such person, as applicable.
Reporting covenant
For so long as the Parent Guarantor is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Issuer will be required to comply with Section 314(a) of the Trust Indenture Act of 1939, as amended, as in effect from time to time (the “TIA”) insofar as it relates to information, documentations, and other reports which the Parent Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.
Events of default, notice and waiver
The following shall constitute “events of default” under the indenture with respect to the notes:
•
the Issuer’s failure to pay any interest on any note when due and payable, continued for 30 days;

•
the Issuer’s failure to pay principal of or premium, if any, on any note when due, whether at maturity, redemption, acceleration or otherwise;

•
the Issuer’s failure to observe or perform any other of its covenants or agreements with respect to the notes for 90 days; however, a default under this subsection will not constitute an event of default until the trustee or the holders of at least 30% in the aggregate principal amount of the notes notify in writing the Issuer of the default and such default is not cured within 90 days after receipt of such notice;

•
the failure by the Issuer to pay the principal amount of Indebtedness (other than Indebtedness owing to the Issuer, the Parent Guarantor or any Subsidiary of the Issuer) which results in a principal amount in excess of $120.0 million becoming or being declared due and payable prior to the date on which it would otherwise have become due, and such acceleration has not been rescinded or annulled or such indebtedness has not been discharged within 30 days after the issuer receives written notice of such default;

•
certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the Issuer or Parent Guarantor; and

•
the note guarantee by the Parent Guarantor ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or the Parent Guarantor denies or disaffirms its obligations under the indenture or the note guarantee, and such default continues for 10 days.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the Issuer) with respect to the notes shall occur and be continuing, the trustee or the holders of at least 30% in aggregate principal amount of the notes outstanding may declare, by notice as provided in the indenture, the principal amount of all the notes outstanding (or such lesser amount as may be provided for in the notes) to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation, the principal amount of all notes outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
A declaration of any existing or past or existing default under any of the indenture with respect to the notes may be waived, rescinded or cancelled, and any event of default arising therefrom may be waived by the holders of a majority in aggregate principal amount of all notes outstanding under the indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing default or event of default in the case of the payment of the principal of (or premium, if any) or interest on any notes. Upon any such waiver, such default shall cease to exist, and any event of default with respect to the notes shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The trustee is required, within 90 days after notification of a default (of which a responsible officer of the trustee has received written notice and which is continuing), with respect to the notes (without regard to any grace period or notice requirements), to give to the holders of the notes notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any note, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the notes. The trustee will not be deemed to have actual knowledge of any defaults or events of default unless written notice of such event has been received by a responsible officer of the trustee at its corporate trust office specified in the indenture and each notice references the notes and the indenture and states that it is a “Notice of Default.”
The trustee may require indemnification satisfactory to it by the holders of the notes with respect to which a continuing default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the notes. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the notes.
No holder of a note may institute any action against the Issuer or the Parent Guarantor under the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such note or for the conversion or exchange of such note in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the notes specifying an event of default, as required under the indenture, (ii) the holders of at least 30% in aggregate principal amount of the notes then outstanding under the indenture shall have requested the trustee in writing to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the loss, liabilities or expenses to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and the offer of security or indemnity, and (v) during such 60-day period, the holders of a majority in principal amount of the notes do not give the trustee a direction inconsistent with the request.
The indenture will provide that, in the case of a default in the payment of principal of or premium, if any, or interest on any notes, when the same has become due and payable, and in the case of any payment of interest, such default has continued for 30 days, the trustee or the holder of any debt security may or, if directed by the holders of at least a majority in aggregate principal amount of the notes then outstanding under the indenture the trustee shall, subject to the provisions of the indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if the Issuer fails to make payment thereof upon demand.
The Issuer will be required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under the indenture.
Limitation on consolidation, merger, sale of assets and other transactions of the Issuer
The indenture will provide that so long as any notes are outstanding, (i) the Issuer may not consolidate, merge or amalgamate with or into or wind up into (whether or not such issuer is the surviving entity) another entity, and (ii) the Issuer may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another entity, unless:
•
the Issuer is the surviving corporation; or the entity formed by or surviving any such consolidation, merger, amalgamation or winding up or to which such sale, assignment, transfer, lease or conveyance has been made (the “Successor Company”), if other than the Issuer, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, or any territory thereof;

•
the Successor Company (if other than the Issuer) expressly assumes all the obligations of such issuer under the applicable indenture and the notes pursuant to supplemental indentures or other documents or instruments;

•
immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company as a result of such transaction as having been incurred by the Successor Company at the time of such transaction), no event of default has occurred and is continuing;

•
if the Successor Company is other than the Issuer, the Parent Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that the note guarantee it provided shall apply to such entity’s obligations under the indenture and the notes; and

•
the Issuer delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, amalgamation or disposition complies with the indenture; provided that no opinion of counsel will be required for a transaction described in the second sentence of the immediately following paragraph.

The Successor Company will succeed to, and be substituted for, the Issuer under the indenture and the notes, and the Issuer will automatically be released and discharged from its obligations under the indenture and the notes. Notwithstanding the foregoing, subject to the indenture, (a) the Issuer may consolidate or amalgamate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Parent Guarantor, (b) the Issuer may merge, consolidate or amalgamate with an affiliate of such issuer incorporated or organized solely for the purpose of reincorporating or reorganizing such issuer in another state of the United States, the District of Columbia or any territory of the United States, (c) the Issuer may convert (including by way of merger, consolidation or amalgamation) into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of a jurisdiction in the United States, (d) the Issuer may change its name, (e) any subsidiary may merge, consolidate or amalgamate into the Issuer; provided, in the case of this clause (e), that the surviving entity is or becomes the Issuer upon consummation of such merger, amalgamation or consolidations and (f) the Issuer may merge, amalgamate or consolidate into a single direct or indirect wholly-owned subsidiary pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (the “DGCL”), if applicable.
Limitation on consolidation, merger and sale of assets of the Parent Guarantor
The indenture will provide that so long as any notes are outstanding, (i) the Parent Guarantor may not consolidate, merge or amalgamate with or into or wind up into (whether or not the Parent Guarantor is the surviving entity) another entity, and (ii) the Parent Guarantor may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another entity unless such consolidation, merger, amalgamation, winding up, sale, assignment, transfer, lease, conveyance or other disposition is made in compliance with the indenture, unless:
•
the Parent Guarantor is the surviving corporation; or the entity formed by or surviving any such consolidation, merger, amalgamation or winding up or to which such sale, assignment, transfer, lease or conveyance has been made (the “Successor Guarantor”), if other than the Parent Guarantor, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, or any territory thereof;

•
the Successor Guarantor (if other than the Parent Guarantor) expressly assumes all the obligations of the Parent Guarantor under the indenture and the note guarantee pursuant to supplemental indentures or other documents or instruments; and

•
the Successor Guarantor (if other than the Parent Guarantor) delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, amalgamation or disposition complies with the indenture; provided that no opinion of counsel will be required for a transaction described in the second sentence of the immediately following paragraph.

The Successor Guarantor will succeed to, and be substituted for, the Parent Guarantor under the indenture and the note guarantee, and the Parent Guarantor will automatically be released and discharged from its obligations under the indenture and note guarantee. Subject to the indenture, (a) the Parent Guarantor may consolidate or amalgamate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer, (b) the Parent Guarantor may merge, consolidate or amalgamate with an affiliate of the Issuer incorporated or organized solely for the purpose of reincorporating or reorganizing the Parent Guarantor in another state of the United States, the District of Columbia or any territory of the United States, (c) the Parent Guarantor may convert (including by way of merger, consolidation or amalgamation) into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of a jurisdiction in the United States, (d) the Parent Guarantor may change its name and (e) any subsidiary may merge, amalgamate or consolidate into the Parent Guarantor; provided, in the case of this clause (e), that the surviving entity is or becomes a guarantor upon consummation of such merger, amalgamation or consolidation and (f) such Parent Guarantor may merge, amalgamate or consolidate into a single direct or indirect wholly-owned subsidiary pursuant to Section 251(g) (or any successor provision) of the DGCL, if applicable.
Certain covenants
The indenture will not contain any provisions that would limit the ability of the Parent Guarantor and its subsidiaries to incur indebtedness or that would afford holders of notes protection in the event of a sudden and significant decline in the credit quality of the Parent Guarantor or the Issuer or a takeover, recapitalization or highly leveraged or similar transaction involving the Parent Guarantor or the Issuer. In addition, the Parent Guarantor will not be restricted under the terms of the indenture governing the notes from incurring secured indebtedness or entering into sale and leaseback transactions.
Limitation on liens
The Issuer will not, and will not permit any Subsidiary of the Issuer to, create, Incur, assume or permit to exist any Lien on any property or asset, to secure any Indebtedness of the Issuer, any such Subsidiary or any other person, without securing the notes equally and ratably with such Indebtedness for so long as such Indebtedness will be so secured, subject to certain exceptions. The exceptions include (any such lien, a “Permitted Lien”):
(1)
Liens of the Issuer or any of its Subsidiaries existing on the date of the supplemental indenture relating to the notes;

(2)
Liens in favor of issuers of performance and surety bonds, bid, indemnity, warranty, release, judgment, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion guarantees provided for, in each case, pursuant to the request of and for the account of such person in the ordinary course of its business;

(3)
Liens on assets of, or equity interests in, a person at the time such person becomes a Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other person becoming such a Subsidiary; provided, further, that such Liens are limited to all or part of the same property or assets (plus improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause, if a person other than the Issuer is the successor company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Issuer, and any property or assets of such person or any such Subsidiary shall be deemed acquired by the Issuer when such person becomes such successor company;

(4)
Liens on assets at the time the Issuer or any Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such liens are limited to all or part of the same property or assets (plus improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause, if a person other than the Issuer is the successor company with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Issuer, and any property or assets of such person or any such Subsidiary shall be deemed acquired by the Issuer or another Subsidiary, when such person becomes such successor company;

(5)
Liens securing Indebtedness or other obligations of the Issuer or a Subsidiary owing to the Issuer or another Subsidiary;

(6)
Liens securing Swap Contracts;

(7)
Liens on specific items of inventory or other goods and proceeds of any person securing such person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8)
Liens in favor of the Issuer or any Subsidiary of the Issuer;

(9)
(i) Liens on Receivables Assets incurred in connection with a Qualified Receivables Factoring or a Qualified Receivables Financing and (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary;

(10)
Liens Incurred to secure cash management services and other “bank products”;

(11)
Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any indebtedness secured by any lien referred to in clauses (1), (3), (4), (6) and (24) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property or assets that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus improvements on such property or assets), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (3), (4), (6) and (24) of this definition at the time the original Lien became a Permitted Lien under the indenture, and (B) an amount necessary to pay the costs related to such refinancing;

(12)
Liens on the equity interests or assets of a joint venture to secure Indebtedness of such joint venture;

(13)
Liens on equipment of the Issuer or any Subsidiary of the Issuer granted in the ordinary course of business to the Issuer’s or such Subsidiary’s client at which such equipment is located;

(14)
Liens created for the benefit of (or to secure) all of the notes or the guarantee;

(15)
Liens on property or assets used to redeem, defease or to satisfy and discharge Indebtedness;

(16)
Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(17)
Liens on vehicles or equipment of the Issuer or any of its subsidiaries granted in the ordinary course of business;

(18)
Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents or Investment Grade Securities;

(19)
Liens encumbering reasonable customary initial deposits and margin deposits and similar liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(20)
Liens deemed to exist in connection with investments in cash and Cash Equivalents or Investment Grade Securities and investments that were Cash Equivalents or Investment Grade Securities when made, which investments constitute repurchase obligations;

(21)
Liens securing obligations (i) in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof and (ii) in respect of any other letters of credit and bankers’ acceptances, in each case to the extent the same are not drawn and unreimbursed;

(22)
Liens on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement;

(23)
Liens on property incurred in permitted sale and leaseback transactions;

(24)
Liens otherwise prohibited by this covenant, securing Indebtedness which, together with the value of Attributable Debt incurred in sale and leaseback transactions described under “— Limitation on sale and leasebacks” below, do not exceed at any time outstanding the greater of (x) $990,000,000 and (y) 15% of Consolidated Total Assets.

For purposes of determining compliance with this covenant, (u) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this covenant but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (v) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (w) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to a sub-clause of clause (24) above (giving effect to the Incurrence of such portion of such Indebtedness), the Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to such sub-clause of clause (24) above and the remainder of the Indebtedness as having been secured pursuant to one or more of the other sub-clauses of clause (24) or the other clauses of this definition, (x) the principal amount of Indebtedness secured by a Lien outstanding under any category of Permitted Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness, (y) if any Liens securing Indebtedness are Incurred to refinance Liens securing Indebtedness initially Incurred (or, Liens securing Indebtedness Incurred to refinance Liens securing Indebtedness initially Incurred) in reliance on a category of Permitted Liens measured by reference to a percentage of Consolidated Total Assets at the time of Incurrence, and such refinancing would cause the percentage of Consolidated Total Assets to be exceeded if calculated based on the Consolidated Total Assets on the date of such refinancing, such percentage of Consolidated Total Assets restriction shall not be deemed to be exceeded (and such newly Incurred Liens shall be deemed permitted) to the extent the principal amount of such Indebtedness secured by such newly Incurred Liens does not exceed the principal amount of such Indebtedness secured by such Liens being refinanced, plus the related costs incurred or payable in connection with such refinancing and (z) if any Liens securing Indebtedness are Incurred to refinance Liens securing Indebtedness Initially Incurred (or, Liens securing Indebtedness Incurred to refinance Liens securing Indebtedness initially Incurred) in reliance on a category of Permitted Liens measured by reference to a fixed dollar amount, such fixed dollar amount shall not be deemed to be exceeded (and such newly Incurred Liens shall be deemed permitted) to the extent the principal amount of such Indebtedness secured by such newly Incurred Liens does not exceed the principal amount of such Indebtedness secured by such Liens being refinanced, plus the related costs Incurred or payable in connection with such refinancing.
“Cash Equivalents” means:
(1)
U.S. dollars, Canadian dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member state of the European Union (as it is constituted on the Issue Date) and, with respect to any foreign subsidiaries, other currencies held by such foreign Subsidiary in the ordinary course of business;

(2)
securities issued or directly guaranteed or insured by the government of the United States or any country that is a member of the European Union (as it is constituted on the Issue Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3)
money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any lender under the Senior Credit Agreement or any other commercial bank having capital and surplus in excess of $250.0 million in the case of domestic banks or $100.0 million (or the dollar equivalent thereof) in the case of foreign banks;

(4)
repurchase obligations for underlying securities of the types described in clauses (2) above and clause (6) below entered into with any financial institution meeting the qualifications specified in clause (3) above or securities dealers of recognized national standing;

(5)
commercial paper or variable or fixed rate notes issued by a corporation or other person (other than an affiliate of the Issuer) rated at least “P-2” or “A-2” or the equivalent thereof by either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition, and commercial paper or variable or fixed rate notes issued by or guaranteed by any lender under the Senior Credit Agreement or any bank holding company owning any such lender;

(6)
readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)
Indebtedness issued by persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and securities of marketable short-term money market and similar highly liquid funds having assets in excess of $250.0 million;

(8)
investment funds investing at least 95.0% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;

(9)
investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency); and

(10)
in the case of investments by any foreign Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such foreign Subsidiary is located or in which such investment is made.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 business days following the receipt of such amounts.
“Consolidated Total Assets” means the total assets of the Parent Guarantor, determined on a consolidated basis in accordance with GAAP, as shown on the most recently issued consolidated balance sheet of the Parent Guarantor.
“Factoring Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any Subsidiary pursuant to which the Issuer or any Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any person that is not a Subsidiary of the Issuer; provided that any such person that is a Subsidiary meets the qualifications in clauses (1) through (3) of the definition of “Receivables Subsidiary.”
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession; provided that the Issuer may at any time elect by written notice to the Trustee to so use IFRS in lieu of GAAP for financial reporting purposes and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.
“Incur” means, with respect to any Indebtedness, capital stock or Lien, to issue, assume, enter into any guarantee of, incur or otherwise become liable, for such Indebtedness, capital stock or Lien, as applicable; and the terms “Incurs,” “Incurred,” and “Incurrence” shall have a correlative meaning; provided that any Indebtedness, capital stock or Lien of a person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Subsidiary.
“Indebtedness” of any person means the principal of any indebtedness of such person in respect of borrowed money, whether or not evidenced by bonds, notes, debentures or similar instruments, and including any guarantee by such person of the indebtedness in respect of borrowed money of another person. For the purpose of computing the amount of the Indebtedness of any person there shall be excluded all Indebtedness of such person for the payment or redemption or satisfaction of which money or securities (or evidences of such Indebtedness, if permitted under the terms of the instrument creating such Indebtedness) in the necessary amount shall have been deposited in trust with the proper depositary, whether upon or prior to the maturity or the date fixed for redemption or satisfaction of such Indebtedness; and, in any instance where Indebtedness is so excluded, for the purpose of computing the assets of such person there shall be excluded the money, securities or evidences of Indebtedness deposited by such person in trust for the purpose of paying or satisfying such Indebtedness.
“Investment Grade Securities” means:
(1)
securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)
securities that have an Investment Grade rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its subsidiaries;

(3)
investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4)
corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, or any option or other agreement to sell); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:
(1)
such Factoring Transaction is non-recourse to, and does not obligate, the Issuer or any Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings;

(2)
all sales, conveyances, assignments or contributions of Receivables Assets by the Issuer or Subsidiary are made at fair market value in the context of a Factoring Transaction (as determined in good faith by the Issuer or any direct or indirect parent of the Issuer); and

(3)
such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Issuer or any direct or indirect parent of the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its subsidiaries (other than a Receivables Subsidiary) to secure any credit agreement shall not be deemed a Qualified Receivables Factoring.
“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:
(1)
the Board of Directors of the Issuer or any direct or indirect parent of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and its subsidiaries;

(2)
all sales, conveyances, assignments or contributions of Receivables Assets by the Issuer or any Subsidiary to the Receivables Subsidiary are made at fair market value (as determined in good faith by the Issuer or any direct or indirect parent of the Issuer); and

(3)
the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer or any direct or indirect parent of the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its subsidiaries (other than a Receivables Subsidiary) to secure any credit agreement shall not be deemed a Qualified Receivables Financing.
“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Issuer or any of its subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization or factoring transactions involving accounts receivable and any Swap Contracts entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.
“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its subsidiaries pursuant to which the Issuer or any of its subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its subsidiaries), and (b) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Assets.
“Receivables Repurchase Obligation” means (i) any obligation of a seller of receivables in a Qualified Receivables Factoring or a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller or (ii) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.
“Receivables Subsidiary” means a wholly-owned Subsidiary of the Issuer (or another person formed for the purposes of engaging in a Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary, or any other direct or indirect parent of the Issuer makes an investment and to which the Issuer or any Subsidiary of the Issuer, or any direct or indirect parent of the Issuer transfers Receivables Assets and related assets) which engages in no activities other than in connection with the financing of Receivables Assets of the Issuer, and any Subsidiary or any direct or indirect parent of the Issuer, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Issuer, the Parent Guarantor or any other direct or indirect parent of the Issuer (as provided below) as a Receivables Subsidiary and:
(1)
no portion of the indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations

(other than the principal of, and interest on, indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer, or any Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(2)
with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from persons that are not affiliates of the Issuer; and

(3)
to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the board of directors of the Issuer or any direct or indirect parent of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the board of directors of the Issuer or any direct or indirect parent of the Issuer giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.
“Senior Credit Agreement” means the Existing Credit Agreement, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time, and (if designated by the Issuer) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including (if designated by the Issuer) any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer or has determined in good faith to be customary in a Factoring Transaction or Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Subsidiary” means, with respect to any person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof and (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such person or any Subsidiary of such person is a controlling general partner or otherwise controls such entity.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.
Limitation on sale and leasebacks
The Issuer will not, and will not permit any Subsidiary of the Issuer to, enter into any arrangement with any person pursuant to which the Issuer or any Subsidiary leases any property that has been or is to be sold or transferred by the Issuer or such Subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if the Issuer or such Subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension in the lease, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “Attributable Debt”).
In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “— Limitation on liens” above include:
•
temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•
leases between only the Issuer and a Subsidiary of the Issuer or only between subsidiaries of the Issuer;

•
leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property; and

•
any sale and leaseback transaction if the value of the Attributable Debt incurred therein, together with the amount of indebtedness secured by liens described in clause (24) of “Permitted Liens” under “— Limitation on liens” above, does not exceed at any time outstanding the greater of (x) $990,000,000 and (y) 15% of Consolidated Total Assets.

Governing law
The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.
The trustee
The indenture will provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in such indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and the provisions of the Trust Indenture Act, incorporated by reference therein, will contain limitations on the rights of the trustee thereunder should it become a creditor of the Parent Guarantor, the Issuer or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
Book-entry, delivery and form
The notes will be issued as fully-registered global notes which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global notes through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear (the “U.S. Depositories”), which U.S. Depositories will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Beneficial interests in the global notes will be held in denominations of $2,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
A noteholder may only exchange a beneficial interest in a global not for definitive notes registered in the holder’s name if:
•
DTC notifies the Issuer that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•
The Issuer determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global note that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global note as directed by DTC.
We will make principal and interest payments on all notes represented by a global note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by a global note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•
any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global note;

•
any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

•
the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by U.S. Holders and Non-U.S. Holders (each as defined below) that purchase such notes at their issue price (generally the first price at which a substantial amount of the notes is sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and hold such notes as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances (including Holders that are directly or indirectly related to us via equity ownership and accrual method Holders that have an “applicable financial statement”) or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Holders that hold a note as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a functional currency other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a note that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.
If an entity treated as a partnership for U.S. federal income tax purposes invests in a note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of a note.
EACH PERSON CONSIDERING AN INVESTMENT IN THE NOTES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.
Certain Additional Payments
In certain circumstances, we are required to make payments on the notes other than stated principal and interest. For example, we are required to pay 101% of the principal amount of any note purchased by us at the Holder’s election after a change of control, as described above under the heading “Description of Notes and Note Guarantee — Change of control offer to repurchase”.
U.S. Treasury regulations provide special rules for contingent payment debt instruments that, if applicable, could cause the timing, amount and character of a Holder’s income, gain or loss with respect to the notes to be different from those described below. We intend to treat the possibility of our making any of the above payments as not causing the notes to be contingent payment debt instruments. Our treatment will be binding on all Holders, except a Holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which such Holder acquired its notes. However, our treatment is not binding on the U.S. Internal Revenue Service (the “IRS”). If the IRS were to challenge our treatment, a Holder might be required to accrue income on the notes in excess of stated interest and to treat as ordinary income, rather than capital gain, gain recognized on the disposition of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.
U.S. Holders
Interest on the Notes
In general, interest payable on a note will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The Notes are not expected to be issued with more than de minimis original issue discount (“OID”). However, if the notes are issued with more than de minimis OID, each U.S. Holder generally will be required to include OID in income (as interest) as it accrues, regardless of its regular method of accounting for U.S. federal income tax purposes, using a constant yield method, before such U.S. Holder receives any payment attributable to such income. The remainder of this discussion assumes that the notes are not issued with more than de minimis OID.
Sale, Exchange, Retirement or Other Disposition of the Notes
Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale, exchange, retirement or other disposition (other than any amount attributable to accrued stated interest, which, if not previously included in such U.S. Holder’s income, will be taxable as interest income to such U.S. Holder) and such U.S. Holder’s “adjusted tax basis” in such note. A U.S. Holder’s adjusted tax basis in a note generally is the amount such U.S. Holder paid for such note, increased by the amount of any OID previously included in income (including in the year of disposition) with respect to such note by such U.S. Holder and decreased by the aggregate amount of payments (other than stated interest) on such note previously made to such U.S. Holder. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such note for more than one year at the time of such sale, exchange, retirement or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.
Medicare Tax
In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their net investment income, which may include all or a portion of their interest income on a note and net gain from the sale, exchange, retirement or other disposition of a note.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments to a U.S. Holder of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a note, unless such U.S. Holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. Holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such U.S. Holder on a timely basis to the IRS.

Non-U.S. Holders
General
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “FATCA Withholding”:
(a)   payments of principal, interest and premium with respect to a note owned by a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax; provided that, in the case of amounts treated as payments of interest:
(i)   such amounts are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder;
(ii)   such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;
(iii)   such Non-U.S. Holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to us through stock ownership;
(iv)   such Non-U.S. Holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and
(v)   the certification requirements described below are satisfied; and
(b)   a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other disposition of a note, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable), in which event such gain generally will be subject to U.S. federal income tax in the manner described below, or (ii) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).
The certification requirements referred to in clause (a)(v) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for a note held through one or more intermediaries or pass-through entities.
If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.
If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a note or gain recognized on the sale, exchange, retirement or other disposition of a note are effectively connected with such trade or business, such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax (but not the Medicare Tax described above) on such interest or gain in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding
Amounts treated as payments of interest on a note to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.
The information reporting and backup withholding rules that apply to payments of interest to certain U.S. Holders generally will not apply to amounts treated as payments of interest to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Proceeds from the sale, exchange, retirement or other disposition of a note by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. Holders; provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange, retirement or other disposition of a note by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other disposition of a note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.
FATCA Withholding
Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of interest on the notes. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Holder should consult its own tax advisor regarding the application of FATCA to the notes.

UNDERWRITING (CONFLICTS OF INTEREST)
Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives, has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite such underwriter’s name below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:
Underwriters	Principal amount of notes
BofA Securities, Inc.	$
J.P. Morgan Securities LLC.
Goldman Sachs & Co. LLC
PNC Capital Markets LLC.
SMBC Nikko Securities America, Inc.
Truist Securities, Inc.
Wells Fargo Securities, LLC.
Total	$
The underwriting agreement provides that the obligations of the several underwriters to purchase the notes included in this offering be subject to approval of legal matters by counsel and to other conditions, including delivery of customary certificates and opinions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.
The underwriters initially propose to offer the notes to the public at the public offering price as set forth on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to    % of the principal amount of the notes. The underwriters may allow, and those selected dealers may reallow, a concession of up to    % of the principal amount of the notes. After the initial offering, the underwriters may change the public offering price and any other selling terms.
The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table summarizes the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and in total):
Paid by us
Per note		%
Total	$
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $     million, which will be payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $15,000.
We will also indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.
The notes are a new issue of securities, and there are currently no established trading markets for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any automated quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.
In connection with the offering of the notes, the representatives, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the representatives may overallot in connection with the offering, creating a short position. In addition, the representatives may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities at any time without notice.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter-market or otherwise. If underwriters commence any of these transactions, they may discontinue them at any time without notice.
We expect that delivery of the notes will be made against payment therefor on           , 2023, which will be the third business day following the trade date (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to           , 2023 will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters or their affiliates have engaged, or may in the future engage, in various financial advisory, commercial banking or investment banking services for us and our affiliates, for which they received or will receive customary fees and expense reimbursement. Certain of the underwriters or their respective affiliates are lenders and/or agents under our Existing Credit Agreement. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
Because affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, PNC Capital Markets LLC, SMBC Nikko Securities America, Inc.,Truist Securities, Inc., and Wells Fargo

Securities, LLC are lenders under our Revolving Credit Facility and each will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under our Revolving Credit Facility, each of BofA Securities, Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, PNC Capital Markets LLC, SMBC Nikko Securities America, Inc., and Wells Fargo Securities, LLC are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as the notes will be investment grade-rated by one or more of the nationally recognized statistical rating organizations. Pursuant to FINRA Rule 5121, BofA Securities, Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, PNC Capital Markets LLC, SMBC Nikko Securities America, Inc., and Wells Fargo Securities, LLC will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the account holder. See “Use of Proceeds” for additional information.
Selling Restrictions
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for purposes of the UK Prospectus Regulation or the FSMA.
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed since this solicitation constitutes a “solicitation targeting QIIs” as defined in Article 23-13, Paragraph 1 of the FIEL (the “solicitation targeting QIIs”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except through a solicitation constituting a solicitation targeting QIIs, which will be exempt from the registration requirements of the FIEL, and otherwise in compliance with, the FIEL, and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:
1.
to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

2.
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (in the case of an accredited investor) Regulation 3 of the Securities and Futures (Class of Investors) Regulations 2018; or

3.
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
1.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

2.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities- based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

a.
to an institutional investor or to a relevant person as defined in Section 275(2), or to any person arising from an offer referred to (in the case of that corporation only) in Section 275(1A) (in the case of that trust only) or Section 276(4)(c)(ii) of the SFA;

b.
where no consideration is or will be given for the transfer;

c.
where the transfer is by operation of law;

d.
as specified in Section 276(7) of the SFA or

e.
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP
Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA, that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in Switzerland. For these purposes, a retail investor means a person who is a retail client as defined in Article 4 of the Swiss Financial Services Act (the “FinSA”). Consequently, no key information document required by the PRIIPS Regulation (or any equivalent document under the FinSA) has been or will be prepared in relation to any notes and therefore, any notes with a derivative character within the meaning of article 86 (2) of the Swiss Financial Services Ordinance may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

LEGAL MATTERS
The validity of the notes offered hereby and the guarantee will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. The validity of the notes offered hereby and the guarantee will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended March 31, 2023 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
Booz Allen Hamilton Holding Corporation
Debt Securities
Guarantees
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Units
Booz Allen Hamilton Inc.
Debt Securities
Guarantees
Depositary Shares
Warrants
Purchase Contracts
Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.
We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference therein, carefully before you invest. A prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus.
We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “BAH.” Unless we state otherwise in this prospectus or an accompanying prospectus supplement, other than our common stock, we will not list any of these securities on any securities exchange.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus, and any risk factors described in any accompanying prospectus supplement and in our filings with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus and any accompanying prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
CERTAIN IMPORTANT INFORMATION
We use the following terms in this prospectus:
•
“we,” “us,” “our” or the “Company” refer to Booz Allen Hamilton Holding Corporation, a Delaware corporation, and its subsidiaries, taken as a whole, unless the context otherwise requires (for example, in the descriptions of the securities in this prospectus, “we,” “us” and “our” refer to Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton Inc. as the issuers of securities described in this prospectus, and the “Company” refers to Booz Allen Hamilton Holding Corporation and not to any of its subsidiaries); and

•
“Booz Allen Hamilton” refers to Booz Allen Hamilton Inc., our primary operating company and a wholly-owned subsidiary of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated in this prospectus and any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These risks and other factors include:
•
any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular;

•
changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support, or as a result of the U.S. administration transition;

•
efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts;

•
delayed long-term funding of our contracts, including uncertainty relating to funding the U.S. government and increasing the debt ceiling;

•
U.S. government shutdowns as a result of the failure by elected officials to fund the government;

•
failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (“FAR”), the False Claims Act, the Defense Federal Acquisition Regulation Supplement, and FAR Cost Accounting Standards and Cost Principles;

•
the effects of disease outbreaks, pandemics, or widespread health epidemics, such as COVID-19, including disruptions to our workforce and the impact on government spending and demand for our solutions;

•
our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us;

•
variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts, or U.S. General Services Administration (“GSA”) schedules, blanket purchase agreements, and indefinite delivery/indefinite quantity contracts;

•
the loss of GSA schedules or our position as prime contractor on government-wide acquisition contract vehicles;

•
changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts;

•
changes in estimates used in recognizing revenue;

•
our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts, and the timing of our receipt of revenue under contracts included in backlog;

•
internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal threats, including cyber attacks on our network and internal systems;

•
risks related to the operation of financial management systems;

•
an inability to attract, train, or retain employees with the requisite skills and experience;

•
an inability to timely hire, assimilate, and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances, and/or effectively manage our cost structure;

•
risks related to inflation that could impact the cost of doing business and/or reduce customer buying power;

•
the loss of members of senior management or failure to develop new leaders;

•
misconduct or other improper activities from our employees or subcontractors, including the improper access, use or release of our or our clients’ sensitive or classified information;

•
increased competition from other companies in our industry;

•
failure to maintain strong relationships with other contractors, or the failure of contractors with which we have entered into a sub- or prime-contractor relationship to meet their obligations to us or our clients;

•
inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification;

•
failure to comply with special U.S. government laws and regulations relating to our international operations;

•
risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses;

•
risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business, or respond to market developments;

•
the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits;

•
risks related to a possible recession and volatility or instability of the global financial system, including the failures of financial institutions and the resulting impact on counterparties and business conditions generally;

•
risks related to a deterioration of economic conditions or weakening in credit or capital markets;

•
risks related to pending, completed, and future acquisitions and dispositions, including the ability to satisfy specified closing conditions for pending transactions, such as those related to receipt of regulatory approval or lack of regulatory intervention, and to realize the expected benefits from completed acquisitions and dispositions;

•
the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters;

•
risks inherent in the government contracting environment;

•
continued efforts to change how the U.S. government reimburses compensation related costs and other expenses or otherwise limits such reimbursements, and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation;

•
increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments;

•
the size of our addressable markets and the amount of U.S. government spending on private contractors;

•
risks related to our indebtedness and credit facilities which contain financial and operating covenants;

•
the impact of changes in accounting rules and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue;

•
the impact of ESG-related risks and climate change generally on our and our clients’ businesses and operations; and

•
other risks and factors listed under “Risk Factors” included in our Annual Report on Form 10-K and elsewhere in this prospectus, in any prospectus supplement, or in any document incorporated by reference herein or therein.

In light of these risks, uncertainties, and other factors, the forward-looking statements might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

v

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS
In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
•
should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•
may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•
were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this prospectus and any accompanying prospectus supplement, as well as the Company’s other public filings, which are available without charge through the SEC’s website at www.sec.gov.

THE COMPANY
Booz Allen Hamilton Holding Corporation
For more than 100 years, business, government, and military leaders have turned to the Company to solve their most complex problems. A values-driven organization with a guiding purpose to empower people to change the world, we remain focused on providing long-term solutions to our clients’ emerging and ever-changing challenges. Our people are passionate about their service to our clients and their missions and supporting the communities in which we live and work. This is our heritage, and it is as true today as when the Company was founded in 1914.
A collaborative culture is an integral part of our unique operating model and encourages our people to bring a diversity of ideas and talent to every client engagement. Building on our legacy of passionate client service and guided by our long-term growth strategy, we blend deep expertise in management consulting with advanced technical capabilities to deliver powerful solutions. By investing in markets, capabilities, and talent, and building new business models, including ventures, partnerships, and product offerings, we believe we are creating sustainable quality growth for the Company.
Trusted to transform missions with the power of tomorrow’s technologies, the Company advances the nation’s most critical civil, defense, and national security priorities. Our ability to deliver value to our clients has always been, and continues to be, a product of the strong character, expertise and tremendous passion of our people. Our approximately 32,600 employees work to solve hard problems by making clients’ missions their own, combining decades of consulting and domain expertise with functional expertise in areas such as analytics, digital solutions, engineering, and cyber, all fostered by a culture of innovation that extends to all reaches of the Company.
Through our dedication to our clients’ missions, and a commitment to evolving our business to address their needs, we have longstanding relationships with our clients, the longest of which is more than 80 years. We support critical missions for a diverse base of federal government clients, including nearly all of the U.S. government’s cabinet-level departments, as well as for commercial clients, both domestically and internationally. We support our federal government clients by helping them tackle their most complex and pressing challenges, such as protecting soldiers in combat and supporting their families, advancing cyber capabilities, keeping our national infrastructure secure, enabling and enhancing digital services, transforming the healthcare system, and improving governmental efficiency to achieve better outcomes. We serve commercial clients across industries, including financial services, health and life sciences, energy, and technology.
We were founded in 1914 by Edwin Booz, one of the pioneers of management consulting. In 1940, we began serving the U.S. government by advising the Secretary of the Navy in preparation for World War II. As the needs of our clients have grown more complex, we have expanded beyond our management consulting foundation to develop deep expertise in the fields of analytics, digital solutions, engineering, and cyber.
Booz Allen Hamilton Inc.
Booz Allen Hamilton Inc. is an indirect, wholly-owned subsidiary of Booz Allen Hamilton Holding Corporation, and the primary operating company of Booz Allen Hamilton Holding Corporation.
The principal executive office for both Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton Inc. is located at 8283 Greensboro Drive, McLean, Virginia 22102, and our telephone number is (703) 902-5000.

SUMMARIZED FINANCIAL INFORMATION
Basis of Presentation
As of June 30, 2023, all of our outstanding unregistered senior notes have been issued by Booz Allen Hamilton, a wholly-owned subsidiary of the Company, none of which are guaranteed by the Company as of the date hereof, and we have no outstanding SEC-registered debt securities.
The debt securities described in this prospectus that may be issued by Booz Allen Hamilton will be fully and unconditionally guaranteed by the Company. See “Description of Debt Securities — Certain Terms of the Debt Securities of Booz Allen Hamilton — Parent Guarantee” in this prospectus. The debt securities described in this prospectus that may be issued by the Company may be guaranteed by Booz Allen Hamilton. The terms of any such guarantee will be described in the applicable prospectus supplement. See “Description of Guarantee of Securities” in this prospectus.
Summarized Financial Information
The tables below present the summarized financial information as combined for the Company and Booz Allen Hamilton for the fiscal year ended March 31, 2023 and for the three months ended June 30, 2023, after the elimination of intercompany transactions and balances between the Company and Booz Allen Hamilton and excluding the subsidiaries of the Company who will not issue or guarantee debt securities described in this prospectus. The summarized financial information is provided in accordance with the reporting requirements of Rule 13-01 under Regulation S-X and is not intended to present our financial position or results of operations in accordance with generally accepted accounting principles as such principles are in effect in the United States.
Summarized Statement of Financial Condition
(in thousands)	As of March 31, 2023	As of June 30, 2023
Total Current Assets, excluding Intercompany	$2,160,182	$2,277,851
Intercompany Receivables from Non-Guarantor Subsidiaries	162,431	35,933
Goodwill and Intangible Assets, net of accumulated amortization	1,463,800	1,618,568
Total Noncurrent Assets, excluding Intercompany	1,239,763	1,348,348
Total Assets	$5,026,176	$5,280,700
Total Current Liabilities, excluding Intercompany	1,845,691	1,938,776
Intercompany Payables to Non-Guarantor Subsidiaries	249,999	133,236
Long-term Debt, net of current portion	2,770,895	2,761,333
Total Noncurrent Liabilities	870,176	975,183
Total Liabilities	$5,736,761	$5,808,528
Summarized Statement of Operations
	Year Ended March 31, 2023	Three Months Ended June 30, 2023
Revenue, excluding intercompany	8,619,984	2,464,537
Revenue from Non-Guarantor Subsidiaries	466,077	124,879
Total Revenue	$9,086,061	$2,589,416
Operating Income, excluding intercompany	(46,072)(1)	94,053
Operating Income from Non-Guarantor Subsidiaries	378,972	100,799
Total Operating Income	$332,900	$194,852

	Year Ended March 31, 2023	Three Months Ended June 30, 2023
Net income	171,815	119,443
Net loss attributable to Non-controlling Interest	(576)	—
Net Income attributable to common stockholders	172,391	119,443

(1)
Includes a $350 million legal reserve recorded with respect to Booz Allen Hamilton Inc. in connection with a civil investigation by the U.S. Department of Justice. See footnote 20, “Commitments and Contingencies,” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and footnote 15, “Commitments and Contingencies,” to the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 for further information.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other information contained or incorporated by reference into this prospectus as well as the risk factors and other information contained or incorporated by reference in the applicable prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information.”
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for, among other things, general corporate purposes. We may include a more detailed description of the use of net proceeds of any specific offering of securities in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF GUARANTEES OF SECURITIES
Booz Allen Hamilton Inc. may guarantee, fully and unconditionally or otherwise, Booz Allen Hamilton Holding Corporation’s obligations with respect to any non-convertible securities, other than common stock, as described in the applicable prospectus supplement.
If Booz Allen Hamilton Inc. guarantees these obligations under any such securities, we will tell you in the applicable prospectus supplement and describe the terms of such subsidiary guarantee. Unless we tell you otherwise in the applicable prospectus supplement, the subsidiary guarantee will be an unsecured obligation of Booz Allen Hamilton Inc. and will be enforceable against Booz Allen Hamilton Inc. without any need to first enforce against Booz Allen Hamilton Holding Corporation.
Booz Allen Hamilton Holding Corporation will fully and unconditionally guarantee Booz Allen Hamilton Inc.’s payment obligations with respect to the debt securities issued by Booz Allen Hamilton Inc. as described in this prospectus, unless the applicable prospectus supplement states otherwise. Unless we tell you otherwise in the applicable prospectus supplement, this parent guarantee will be an unsecured obligation of Booz Allen Hamilton Holding Corporation and will be enforceable against Booz Allen Hamilton Holding Corporation without any need to first enforce against Booz Allen Hamilton Inc. See “Description of Debt Securities — Certain Terms of the Debt Securities of Booz Allen Hamilton — Parent Guarantee” in this prospectus.

DESCRIPTION OF DEBT SECURITIES
General
Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton, each of which we refer to in this section as an issuer, may offer, from time to time, senior debt securities which we refer to in this prospectus as “debt securities.”
Booz Allen Hamilton Holding Corporation may issue debt securities from time to time, in one or more series, under an indenture to be entered into by and between Booz Allen Hamilton Holding Corporation and U.S. Bank Trust Company, National Association, as trustee. Booz Allen Hamilton may issue debt securities from time to time, in one or more series, under an indenture to be entered into by and between Booz Allen Hamilton, Booz Allen Hamilton Holding Corporation and U.S. Bank Trust Company, National Association, as trustee. The forms of indentures for Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton are each referred to individually as an indenture and collectively as the indentures.
The indentures will not limit the aggregate principal amount of debt securities that the issuers may issue and will provide that the issuers may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. The issuers may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of debt securities under the applicable indenture. The indentures will not limit the issuers’ ability to incur other debt.
The forms of the indentures are filed as exhibits to the registration statement of which this prospectus is part. We have summarized selected portions of the indentures below. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.
Ranking of the Debt Securities
The debt securities will be direct, senior obligations of the applicable issuer. The debt securities will rank equally in right of payment with all of the applicable issuer’s existing and future senior indebtedness and rank senior in right of payment to any of the applicable issuer’s future subordinated indebtedness. The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities (including accounts payable and other accrued expenses) of the subsidiaries of the applicable issuer that do not guarantee the debt securities, which means that creditors of such subsidiaries will be paid from the subsidiaries’ assets before holders of the debt securities would have any claims to those assets.
The operations of Booz Allen Hamilton Holding Corporation are conducted almost entirely through Booz Allen Hamilton, and its ability to generate cash to meet its debt service obligations is highly dependent on the earnings and receipt of funds from Booz Allen Hamilton via dividends or intercompany loans. Our ability to make scheduled payments on or refinance our debt obligations will depend on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to financial, business, legislative, regulatory and other factors beyond our control.
Terms of the Debt Securities
Each of the issuers may issue debt securities in one or more series through an indenture that supplements the applicable indenture.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:
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the title, type and ranking of the debt securities;

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the limit (if any) upon the aggregate principal amount of the debt securities;

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the price or prices at which the applicable issuer will sell the debt securities;

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the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which any interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

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the right, if any, to extend the interest payment periods and the duration of any extension;

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the manner of paying principal of (and premium, if any) and interest on the debt securities and the place or places where and the date or dates on which principal (and premium, if any) and interest will be payable;

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provisions for a sinking fund or other analogous fund, if any;

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any redemption dates, prices, obligations and restrictions on the debt securities;

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if other than the entire principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of maturity of the debt securities in connection with an event of default;

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the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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any conversion or exchange features of the debt securities;

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whether and upon what terms the debt securities may be defeased;

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any deletions from, modifications of or additions to the events of default or the covenants set forth in the applicable indenture;

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whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

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whether the series of debt securities will be guaranteed and/or secured; and

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any other material terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”
Conversion or Exchange Rights
The applicable prospectus supplement will describe the specific terms, if any, on which the debt securities may be converted or exchanged. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the issuer. These provisions may allow or require the number of shares of Booz Allen Hamilton Holding Corporation’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Special Payment Terms of the Debt Securities
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Denominations, Registration and Transfers
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations.
If debt securities are issued in definitive form, wherein particular investors, or their nominees, are named as the owners of the debt securities, the definitive securities will only be issued in the minimum denomination and integral multiples in excess thereof specified in the applicable prospectus supplement. Transfers and exchanges of definitive securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of definitive securities may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by the applicable issuer under the applicable indenture. Exchanges of definitive securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Global Debt Securities
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”).
Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with DTC (the “participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by the applicable issuer if the debt securities are offered and sold directly by the applicable issuer. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by DTC, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, you:
•
will not be entitled to have any of the individual debt securities represented by the global security registered in your name;

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will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

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will not be considered the owner or holder of the debt securities under the indenture.

A holder of debt securities may only exchange a beneficial interest in a global security for definitive securities registered in the holder’s name if:
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DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 120 days; or

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we determine, in our sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by us or to a nominee of such successor depositary.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as the applicable issuer may designate for such purpose from time to time.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by the applicable issuer and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. The applicable issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that such issuer will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.
Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by the applicable issuer, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the applicable issuer at its option and upon its request or (if then held by the issuer) will be discharged from such trust, and the holder of such debt security thereafter may look only to the issuer for payment thereof as a general unsecured creditor.
Redemption
Unless otherwise indicated in the applicable prospectus supplement, the applicable issuer may, at its option, redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, the applicable issuer may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.
Redemption Price
Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any debt security that the applicable issuer redeems will equal the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.
Notice of Redemption
Unless otherwise indicated in the applicable prospectus supplement, the applicable issuer will transmit, or cause the trustee to transmit, a notice of any redemption of debt securities at least 10 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the relevant indenture. Unless the applicable issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Reporting Covenant
For so long as we are subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the applicable issuer will be required to comply with Section 314(a) of the Trust Indenture Act of 1939, as amended, as in effect from time to time (the “TIA”) insofar as it relates to information, documentations, and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.
Events of Default, Notice and Waiver
Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:
•
the applicable issuer’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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the applicable issuer’s failure to pay principal of or premium, if any, on any debt security of such series when due, whether at maturity, redemption, acceleration or otherwise;

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the applicable issuer’s failure to deposit any sinking fund payment when due, in respect of any debt security of such series;

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the applicable issuer’s failure to observe or perform any other of its covenants or agreements with respect to the debt securities of such series for 90 days; however, a default under this subsection will not constitute an event of default until the trustee or the holders of at least 30% in the aggregate principal amount of the debt securities of that series notify in writing the applicable issuer of the default and such default is not cured within the times specified in this subsection after receipt of such notice;

•
certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the applicable issuer or, with respect to debt securities issued by Booz Allen Hamilton Inc., the guarantor;

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with respect to debt securities issued by Booz Allen Hamilton Inc., the guarantee by Booz Allen Hamilton Holding Corporation ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any guarantor denies or disaffirms its obligations under the indenture or the applicable guarantee, and such Default continues for 10 days; and

•
any other event of default described in the applicable indenture.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the applicable issuer) with respect to any debt securities of any series outstanding under any of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 30% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount of all the debt securities of that series outstanding (or such lesser amount as may be provided for in the debt securities of that series) to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the applicable issuer, the principal amount of all debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.
A declaration of any existing or past default under any of the indentures with respect to debt securities of any series may be waived, rescinded or cancelled, and any event of default arising therefrom may be waived by the holders of a majority in aggregate principal amount of all debt securities of such series outstanding under such indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing default or event of default in the case of the payment of the principal of (or premium, if any) or interest on any debt securities of such series. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The trustee is required, within 90 days after notification of a default (of which a responsible officer of the trustee has received written notice and which is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.
The trustee may require indemnification satisfactory to it by the holders of the debt securities of any series with respect to which a continuing default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of a debt security of any series may institute any action against the applicable issuer under the applicable indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 30% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee in writing to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the loss, liabilities or expenses to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and the offer of security or indemnity, and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
The indentures will provide that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of debt securities, when the same has become due and payable, and in the case of any payment of interest, such default has continued for 30 days, the trustee or the holder of any debt security may or, if directed by the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding under such indenture the trustee shall, subject to the provisions of the applicable indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if the issuer fails to make payment thereof upon demand.
The applicable issuer will be required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under the applicable indenture.
No Protection in the Event of a Change in Control
Unless otherwise indicated herein or in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event the applicable issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Modification and Waiver
Under the indentures, the applicable issuer, the guarantor (if any) and the trustee may supplement the indenture, debt securities and guarantee (if any) for certain purposes without notice to or the consent of the holders of debt securities of any series, for, among other purposes, one or more of the following:

•
to cure any ambiguity, omission, mistake, defect or inconsistency;

•
to conform the text of the applicable indenture (including any supplemental indenture or other instrument pursuant to which debt securities are issued), or the debt securities (including any additional debt securities) to the description of debt securities set forth in this prospectus or in any applicable prospectus supplement or other instrument pursuant to which such debt securities are issued;

•
to comply with the applicable indenture regarding the limitations on consolidation, merger, sale of assets and other transactions;

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to provide for the assumption by a successor entity of the obligations of the applicable issuer under the applicable indenture and the debt securities or guarantee provided by the applicable guarantor;

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to add guarantors with respect to the debt securities;

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to secure the debt securities;

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to confirm and evidence the release, termination or discharge of any guarantee or lien with respect to or securing the debt securities when such release, termination or discharge is provided for under the indentures or the debt securities;

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to add to the applicable issuer’s covenants such new covenants, restrictions, conditions or provisions for the protection of the holders of debt securities of any series, to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon such issuer under the indentures;

•
to make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as determined in good faith by the applicable issuer of any series;

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to comply with any requirement of the SEC in connection with the qualification of the indentures under the TIA;

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to make any amendment to the provisions of the indentures relating to the transfer and legending of debt securities as permitted by the indentures, including, without limitation, to facilitate the issuance and administration of the debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of the holders of debt securities to transfer debt securities;

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to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indentures or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the applicable indenture by more than one trustee; or

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to provide for or confirm the issuance of the debt securities or additional debt securities of any series.

The applicable issuer, the guarantor (if any) and the trustee may modify the applicable indenture or any supplemental indenture, the debt securities, and the guarantee (if any) with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such indenture, and any existing or past event of default or compliance with any provisions of such documents may be waived with the consent of the holders of the debt securities of a majority in principal amount of the debt securities of each affected series then outstanding, in each case, other than debt securities beneficially owned by the issuer or its affiliates. It shall not be necessary for the consent of the holders of debt securities to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment becomes effective, the applicable issuer shall send to the holders of debt securities affected thereby a notice briefly describing such amendment. The failure of the applicable issuer to send such notice, or any defect therein, shall not in any way impair or affect the validity of an amendment.

Notwithstanding the foregoing, without the consent of each holder of an outstanding debt security of any series affected (including, for the avoidance of doubt, any debt securities held by affiliates), no amendment, supplement or waiver pursuant to the indenture may:
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extend the final maturity of any debt securities;

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reduce the principal amount of, or premium, if any, on any debt securities;

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reduce the rate or extend the time for payment of interest on the debt securities of any series;

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reduce the amount payable upon the redemption of any debt securities;

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reduce the principal amount of original issue discount securities or any other debt securities payable upon acceleration of the maturity thereof;

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change the currency of payment of principal of, or premium, if any, or interest on, any debt securities;

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waive a default in the payment of principal of or premium, if any, or interest on the debt securities, except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration;

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reduce the percentage of the aggregate principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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change or impair the legal right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any debt securities of such series on or after the due date therefor; or

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make any change in the amendment or waiver provisions of the applicable indenture that require each holder’s consent, as described in any of the above provisions.

Limitations on Consolidation, Merger, Sale of Assets and Other Transactions
The indentures will provide that so long as any debt securities are outstanding, (i) the applicable issuer may not consolidate, merge or amalgamate with or into or wind up into (whether or not such issuer is the surviving entity) another entity, and (ii) the applicable issuer may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another entity, unless:
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such issuer is the surviving corporation; or the entity formed by or surviving any such consolidation, merger, amalgamation or winding up or to which such sale, assignment, transfer, lease or conveyance has been made (the “Successor Company”), if other than such issuer, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, or any territory thereof;

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the Successor Company (if other than such issuer) expressly assumes all the obligations of such issuer under the applicable indenture and the applicable debt securities pursuant to supplemental indentures or other documents or instruments;

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immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company as a result of such transaction as having been incurred by the Successor Company at the time of such transaction), no event of default has occurred and is continuing;

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if the Successor Company is other than such issuer, any applicable guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that the guarantee it provided shall apply to such entity’s obligations under the applicable indenture and the applicable debt securities; and

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such issuer delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, amalgamation or disposition complies with the applicable indenture; provided that no opinion of counsel will be required for a transaction described in the second sentence of the immediately following paragraph.
The Successor Company will succeed to, and be substituted for, the applicable issuer under the applicable indenture and the applicable debt securities, and such issuer will automatically be released and discharged from its obligations under the applicable indenture and the applicable debt securities. Notwithstanding the foregoing, subject to the applicable indenture, (a) the applicable issuer may consolidate or amalgamate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to any applicable guarantor, (b) such issuer may merge, consolidate or amalgamate with an affiliate of such issuer incorporated or organized solely for the purpose of reincorporating or reorganizing such issuer in another state of the United States, the District of Columbia or any territory of the United States, (c) such issuer may convert (including by way of merger, consolidation or amalgamation) into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of a jurisdiction in the United States, (d) such issuer may change its name, (e) any subsidiary may merge, consolidate or amalgamate into such issuer; provided, in the case of this clause (e), that the surviving entity is or becomes the applicable issuer upon consummation of such merger, amalgamation or consolidations and (f) such issuer may merge, amalgamate or consolidate into a single direct or indirect wholly-owned subsidiary pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (the “DGCL”), if applicable.
Discharge, Legal Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, the applicable issuer may discharge or defease its obligations under each indenture as set forth below.
The applicable issuer may discharge certain obligations to holders of any series of debt securities issued under the indentures which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee) if the applicable issuer and guarantor irrevocably deposited with the trustee cash or U.S. government obligations, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities, in addition to paying all other sums then due and payable under the applicable indenture and delivering to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the applicable indenture relating to the satisfaction and discharge of the applicable indenture have been complied with.
If indicated in the applicable prospectus supplement, the applicable issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“legal defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the irrevocable deposit with the relevant trustee, in trust for such purpose, of cash or U.S. government obligations for the payment of principal, premium (if any) and interest on the applicable issue of debt securities to maturity or redemption, as the case may be. As a condition to legal defeasance or covenant defeasance, such issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, such issuer shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
The applicable issuer may exercise its legal defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Information Concerning the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the TIA. The trustee will not be required to exercise any of its powers under the indentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.
The trustee may act as depositary for funds of, make loans to, and perform other services for, the applicable issuer and its subsidiaries in the normal course of business.
Certain Terms of the Debt Securities of Booz Allen Hamilton
Parent Guarantee
Unless the applicable prospectus supplement states otherwise, Booz Allen Hamilton Holding Corporation (the “parent guarantor”) will fully and unconditionally guarantee (the “parent guarantee”) to each holder of debt securities issued by Booz Allen Hamilton pursuant to this prospectus the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The parent guarantee will rank equally in right of payment with all of the parent guarantor’s existing and future senior indebtedness and rank senior in right of any of the parent guarantor’s future subordinated indebtedness. The parent guarantee will be effectively subordinated to all existing and future secured indebtedness of the parent guarantor to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all existing and future indebtedness of the parent guarantor’s subsidiaries, other than Booz Allen Hamilton.
Consolidation, Merger and Sale of Assets of the Parent Guarantor
The indenture will provide that so long as any debt securities are outstanding, (i) the parent guarantor may not consolidate, merge or amalgamate with or into or wind up into (whether or not the parent guarantor is the surviving entity) another entity, and (ii) the parent guarantor may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another entity unless such consolidation, merger, amalgamation, winding up, sale, assignment, transfer, lease, conveyance or other disposition is made in compliance with the indenture, unless:
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the parent guarantor is the surviving corporation; or the entity formed by or surviving any such consolidation, merger, amalgamation or winding up or to which such sale, assignment, transfer, lease or conveyance has been made (the “Successor Guarantor”), if other than the parent guarantor, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, or any territory thereof;

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the Successor Guarantor (if other than the parent guarantor) expressly assumes all the obligations of the parent guarantor under the indentures and the guarantee pursuant to supplemental indentures or other documents or instruments; and

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the Successor Guarantor (if other than the parent guarantor) delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, amalgamation or disposition complies with the applicable indenture; provided that no opinion of counsel will be required for a transaction described in the second sentence of the immediately following paragraph.

The Successor Guarantor will succeed to, and be substituted for, the parent guarantor under the indenture and guarantee, and the parent guarantor will automatically be released and discharged from its obligations under the indenture and guarantee. Subject to the indenture, (a) the parent guarantor may consolidate or amalgamate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the issuer, (b) the parent guarantor may merge, consolidate or amalgamate with an affiliate of the applicable issuer incorporated or organized solely for the purpose of reincorporating or reorganizing such guarantor in another state of the United States, the District of Columbia or any territory of the United States, (c) the parent guarantor may convert (including by way of merger, consolidation or amalgamation) into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of a jurisdiction in the United States, (d) the parent guarantor may change its name and (e) any subsidiary may merge, amalgamate or consolidate into the parent guarantor; provided, in the case of this clause (e), that the surviving entity is or becomes a guarantor upon consummation of such merger, amalgamation or consolidation and (f) such parent guarantor may merge, amalgamate or consolidate into a single direct or indirect wholly-owned subsidiary pursuant to Section 251(g) (or any successor provision) of the DGCL, if applicable.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of Booz Allen Hamilton Holding Corporation’s capital stock and provisions of Booz Allen Hamilton Holding Corporation’s seventh amended and restated certificate of incorporation (the “amended and restated certificate of incorporation”) and amended and restated bylaws (the “amended and restated bylaws”) are summaries of their material terms and provisions. For a complete description of Booz Allen Hamilton Holding Corporation’s capital stock, amended and restated certificate of incorporation and amended and restated bylaws, please refer to Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of the DGCL. See “Where You Can Find More Information” for information on how to obtain copies of Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation and amended and restated bylaws.
Authorized Capital Stock
Common Stock
Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation authorizes the issuance of 600,000,000 shares of Class A common stock, par value $0.01 per share. The rights and privileges of holders of Booz Allen Hamilton Holding Corporation’s Class A common stock are subject to any series of preferred stock that Booz Allen Hamilton Holding Corporation may issue in the future. Booz Allen Hamilton Holding Corporation’s Class A common stock is registered on the New York Stock Exchange under the symbol “BAH”. As of July 24, 2023, 131,043,378 shares of Booz Allen Hamilton Holding Corporation’s Class A common stock were issued and outstanding.
Voting Rights.   Holders of Class A common stock are entitled to one vote for each share on all matters to be voted on by stockholders. Except as otherwise provided by the DGCL, the entire voting power of the shares of the Company for the election of directors and for all other purposes is vested exclusively in the Class A common stock.
Election of Directors.   Directors are elected by the vote of the majority of the votes cast (as defined in Section 2.02 of the amended and restated bylaws) with respect to such director’s election; unless the director has been duly nominated by a stockholder in accordance with the amended and restated bylaws. Where a director has been duly nominated by a stockholder in accordance with the amended and restated bylaws, such director shall be elected by the vote of a plurality of votes cast in connection with the election of directors at any meeting of stockholders. Any nominee who is an incumbent director and does not receive a majority of the votes cast in an election where the director was not duly nominated by a stockholder in accordance with the amended and restated bylaws must promptly tender his or her resignation contingent on the acceptance of that resignation by the board of directors of Booz Allen Hamilton Holding Corporation pursuant to the procedure established in the amended and restated bylaws.
Dividend Rights.   Each share of Class A common stock is entitled to participate equally, when and if declared by the board of directors of Booz Allen Hamilton Holding Corporation from time to time, in such dividends and other distributions in cash, stock, or property from the Company’s assets or funds as may become legally available for such purposes subject to any dividend preferences that may be attributable to preferred stock that may be authorized and outstanding.
Right to Receive Liquidation Distributions.   In the event of Booz Allen Hamilton Holding Corporation’s liquidation, dissolution or winding up, holders of Booz Allen Hamilton Holding Corporation’s Class A common stock will be entitled to receive proportionately any of Booz Allen Hamilton Holding Corporation’s assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Because Booz Allen Hamilton Holding Corporation is a holding company, its ability to pay dividends is subject to its subsidiaries’ ability to pay dividends to Booz Allen Hamilton Holding Corporation.
Other Rights.   Holders of Class A common stock have no preemptive, subscription, redemption, sinking fund, or conversion rights. All outstanding shares of Class A common stock are fully paid and non-assessable.

Preferred Stock
Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation authorizes the issuance of 54,000,000 shares of preferred stock, par value $0.01 per share, the terms and conditions of which will be determined by the board of directors of Booz Allen Hamilton Holding Corporation upon issuance. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that Booz Allen Hamilton Holding Corporation may designate and issue in the future. As of July 31, 2023, there were no shares of preferred stock issued and outstanding.
In addition, the Company’s amended and restated certificate of incorporation provides the Company’s board of directors with the authority to designate and issue, without any further vote or action by the Company’s stockholders, one or more series of preferred stock at their sole discretion. The Company’s board of directors by resolution may specify the number of shares to be included in a series of preferred stock, fix the voting powers (full, limited or no voting powers) and the designations, preferences and relative participating, optional or other special rights of a series of preferred stock, and the qualifications limitations or restrictions thereof, including, without limitation any dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of preferred stock outstanding at the time, the board of directors of the Company may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of preferred stock by fixing or altering in any one or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the shares.
Change of Control Related Provisions
Provisions in Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation and amended and restated bylaws, and in the DGCL, may make it difficult, expensive, and time-consuming for a third party to pursue a takeover attempt even if a change in control of Booz Allen Hamilton Holding Corporation would be beneficial to the interests of its stockholders. Any provision of Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation or amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for its stockholders to receive a premium for their shares of its common stock, and could also affect the price that some investors are willing to pay for its common stock. These provisions are intended to:
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enhance the likelihood of continuity and stability in the composition of the board of directors of Booz Allen Hamilton Holding Corporation;

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discourage some types of transactions that may involve an actual or threatened change in control of the Company;

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discourage certain tactics that may be used in proxy fights;

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ensure that the board of directors of Booz Allen Hamilton Holding Corporation will have sufficient time to act in what it believes to be the best interests of Booz Allen Hamilton Holding Corporation and its stockholders; and

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encourage persons seeking to acquire control of Booz Allen Hamilton Holding Corporation to first consult with its board of directors to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock.   As of July 24, 2023, 131,043,378 shares of Booz Allen Hamilton Holding Corporation’s Class A common stock were issued and outstanding. The remaining shares of authorized and unissued Class A common stock are available for future issuance without additional stockholder approval, subject to the requirements of applicable law or regulation, including any listing requirement of the principal stock exchange on which Booz Allen Hamilton Holding Corporation’s Class A common stock is then listed. While the additional shares are not designed to deter or prevent a change of control, under some circumstances Booz Allen Hamilton Holding Corporation could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the board of directors of Booz Allen Hamilton Holding Corporation in opposing a hostile takeover bid.
In addition, Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation provides its board of directors the ability to issue preferred stock with super voting, special approval, dividend or other rights or preferences which could impede any attempt to acquire Booz Allen Hamilton Holding Corporation. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of Booz Allen Hamilton Holding Corporation, discouraging bids for the Class A common stock at a premium over the market price of the common stock and may adversely affect the market price of, and the voting and other rights of the holder of, Class A common stock.
Advance Notice Provisions for Stockholder Nominations of Directors and Stockholder Proposals.   Booz Allen Hamilton Holding Corporation’s amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as director or to bring other business before an annual meeting of Booz Allen Hamilton Holding Corporation’s stockholders. This procedure provides that, except as otherwise required by applicable law, only persons who are nominated by the board of directors of Booz Allen Hamilton Holding Corporation, a committee appointed by the board of directors of Booz Allen Hamilton Holding Corporation, or by a stockholder who (i) is entitled to vote at the meeting, (ii) has given timely written notice to Booz Allen Hamilton Holding Corporation’s secretary prior to the meeting and (iii) is a stockholder of record when the required notice is delivered and at the date of the meeting, will be eligible for election as directors, and only business that has been brought before an annual meeting by the board of directors of Booz Allen Hamilton Holding Corporation, any committee appointed by the board of directors of Booz Allen Hamilton Holding Corporation, or by a stockholder who has given timely written notice to Booz Allen Hamilton Holding Corporation’s secretary prior to the meeting, may be conducted. Under the procedure, to be timely, notice must be received by the secretary at Booz Allen Hamilton Holding Corporation’s principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary date of the annual meeting of the preceding year. In addition, a stockholder’s notice proposing to nominate a person for election as director must, among other things, contain specific information about the nominating stockholder and the proposed nominee as well as the proposed nominee’s signed, written representation and agreement to be named in the proxy statement and accompanying proxy card as a nominee and to serving as a director if elected. A stockholder’s notice relating to the conduct of business other than the nomination of directors must contain, among other things, specific information about the proposing stockholder, the text of the proposal, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and beneficial owner, if any, on whose behalf the proposal is made.
Requiring advance notice of nominations by stockholders allows the board of directors of Booz Allen Hamilton Holding Corporation an opportunity to consider the qualifications of the proposed nominees and also provides a more orderly procedure for conducting annual meetings of stockholders. It also provides the board of directors of Booz Allen Hamilton Holding Corporation with the opportunity to inform stockholders of proposed business prior to the meeting, so that stockholders can better decide whether to attend the meeting or to grant a proxy regarding the disposition of the business. These provisions may also have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to Booz Allen Hamilton Holding Corporation or its stockholders.
Limitation of Liability and Indemnification of Directors and Officers
Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors and certain senior officers. These provisions eliminate a director’s or officer’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving or related to:

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any breach of the director’s or officer’s duty of loyalty;

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acts or omissions of a director or officer not in good faith or which involve intentional misconduct or a knowing violation of the law;

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with respect to a director, any violation of Section 174 of the DGCL (including, among other things, unlawful payment of dividends);

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any transaction from which the director or officer derives an improper personal benefit; or

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with respect to an officer, any action by or in the right of Booz Allen Hamilton Holding Corporation.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director or officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate Booz Allen Hamilton Holding Corporation’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s or officer’s fiduciary duty. These provisions will not alter a director’s or officer’s liability under federal securities laws. The inclusion of this provision in Booz Allen Hamilton Holding Corporation’s certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Booz Allen Hamilton Holding Corporation and its stockholders.
Booz Allen Hamilton Holding Corporation’s amended and restated bylaws require it to indemnify and advance expenses to its directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of the board of directors of Booz Allen Hamilton Holding Corporation. Booz Allen Hamilton Holding Corporation’s amended and restated bylaws also provide that it is required to indemnify its directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with Booz Allen Hamilton Holding Corporation or another entity that the director or officer serves at Booz Allen Hamilton Holding Corporation’s request, subject to various conditions, and to advance funds to Booz Allen Hamilton Holding Corporation’s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in Booz Allen Hamilton Holding Corporation’s best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Booz Allen Hamilton Holding Corporation has entered into an indemnification agreement with each of its directors and certain of its officers. The indemnification agreements provide its directors and certain of its officers with contractual rights to the indemnification and expense advancement rights provided under Booz Allen Hamilton Holding Corporation’s amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.
Transfer Agent and Registrar
Computershare serves as transfer agent and registrar for Booz Allen Hamilton Holding Corporation’s Class A common stock.

DESCRIPTION OF DEPOSITARY SHARES
General Terms
Booz Allen Hamilton Holding Corporation may elect to offer depositary shares representing receipts for fractional interests in debt securities, common stock or preferred stock. Booz Allen Hamilton may elect to offer depositary shares representing receipts for fractional interests in debt securities. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, or share of common stock or of a particular series of preferred stock, as the case may be.
We will deposit the debt securities or shares of common stock or any series of preferred stock represented by depositary shares under a deposit agreement between Booz Allen Hamilton Holding Corporation or Booz Allen Hamilton, as applicable, and a depositary which we will name in the applicable prospectus supplement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Unless otherwise provided in the applicable prospectus supplement, and subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security or common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement, our amended and restated certificates of incorporation and the certificates of designation for the applicable series of preferred stock that are, or will be, filed with the SEC that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own on the relevant record date.
In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to you.
Redemption of Depositary Shares
If we redeem a debt security, share of common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine. After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Exercise of Rights under the Indentures or Voting the Preferred Stock
Upon receipt of notice of any meeting at which you, as a holder of fractional interests in deposited common stock or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement will terminate if:
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all outstanding depositary shares have been redeemed, or

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there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, common stock or preferred stock, as the case may be. You will pay transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
Booz Allen Hamilton Holding Corporation may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. Booz Allen Hamilton may issue warrants to purchase debt securities. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.
The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrant holder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Debt Warrants
We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:
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the title of the debt warrants;

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the designation and terms of the debt securities for which the debt warrants are exercisable;

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the aggregate number of the debt warrants;

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the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

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the currency, currencies or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

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the procedures and conditions relating to the exercise of the debt warrants;

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the designation and terms of any related debt securities and any guarantee issued with the debt warrants, and the number of debt warrants issued with each debt security;

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the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

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the date, if any, from which you may separately transfer the debt warrants and the related securities;

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the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

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the maximum or minimum number of the debt warrants which you may exercise at any time;

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if applicable, a discussion of material United States federal income tax considerations;

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any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

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the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.
Other Warrants
Booz Allen Hamilton Holding Corporation may issue other warrants. Booz Allen Hamilton Holding Corporation will describe in the applicable prospectus supplement the following terms of those warrants:
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the title of the warrants;

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the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

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the aggregate number of the warrants;

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the price or prices at which Booz Allen Hamilton Holding Corporation will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;

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currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

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the procedures and conditions relating to the exercise of the warrants;

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the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

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the date, if any, from which you may separately transfer the warrants and the related securities;

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the date on which your right to exercise the warrants commences, and the date on which your right expires;

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the maximum or minimum number of warrants which you may exercise at any time;

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if applicable, a discussion of material United States federal income tax considerations; and

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any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

Booz Allen Hamilton Holding Corporation will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that Booz Allen Hamilton Holding Corporation indicates in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.
Exercise of Warrants
We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities, or amounts of other property or assets, that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS
Booz Allen Hamilton Holding Corporation may issue purchase contracts for the purchase or sale of a number of its debt securities, shares of its common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. Booz Allen Hamilton may issue purchase contracts for the purchase or sale of its debt securities or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates.
The purchase contracts will obligate holders to purchase from us and obligate us to sell to the holders a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. Alternatively, the purchase contacts may obligate or entitle us to purchase from the holders, and obligate or entitle the holders to sell to us, a specific or varying number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates.
The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement. The purchase contracts may require holders to secure their obligations thereunder in a specified manner.
The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:
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The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

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The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

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The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

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The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

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Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

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The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

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The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

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The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, purchase contracts or warrants constituting the unit; and

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any applicable material U.S. federal income tax consequences

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

PLAN OF DISTRIBUTION
We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. Booz Allen Hamilton Holding Corporation may issue securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
Agents whom we designate may solicit offers to purchase the securities.
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We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

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Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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Agents may be deemed to be underwriters under the Securities Act of 1933, as amended (the “Securities Act”) of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.
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If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.

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Unless we indicate otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may use a dealer to sell the securities.
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If we use a dealer, we, as principal, will sell the securities to the dealer.

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The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

If Booz Allen Hamilton Holding Corporation offers securities in a subscription rights offering to its existing security holders, Booz Allen Hamilton Holding Corporation may enter into a standby underwriting agreement with dealers, acting as standby underwriters. Booz Allen Hamilton Holding Corporation may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If Booz Allen Hamilton Holding Corporation does not enter into a standby underwriting arrangement, it may retain a dealer-manager to manage a subscription rights offering for Booz Allen Hamilton Holding Corporation.
We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
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If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

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We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the settlement date for securities may be more than two business days after the trade date. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the settlement date for such securities, you will be required, by virtue of the fact that such securities initially are expected to settle in more than two scheduled business days after the trade date, to make alternative settlement arrangements to prevent a failed settlement.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule). In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.

VALIDITY OF SECURITIES
Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.
EXPERTS
The consolidated financial statements of Booz Allen Hamilton Holding Corporation appearing in Booz Allen Hamilton Holding Corporation’s Annual Report (Form 10-K) for the fiscal year ended March 31, 2023, and the effectiveness of Booz Allen Hamilton Holding Corporation’s internal control over financial reporting as of March 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements. Our website is located at www.boozallen.com. We post filings on our website as soon as practicable after they are electronically filed with, or furnished to, the SEC. All such postings and filings are available on the “Investor Relations” portion of our website free of charge. Information contained on or connected to any website referenced in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is not incorporated by reference in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and any website references are intended to be inactive textual references only unless expressly noted.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to such documents. The statements in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet site.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:
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Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on May 26, 2023, including those portions of our definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders, filed with the SEC on June 15, 2023 as supplemented and amended by the Definitive Materials on Schedule 14A, filed on July 12, 2023, that are incorporated by reference into such Annual Report;

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Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on July 28, 2023;

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Current Reports on Form 8-K, filed with the SEC on July 21, 2023 and July 28, 2023; and

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The description of capital stock contained in our Form 8-A12B, filed with the SEC on November 16, 2010, as supplemented by the section entitled “Description of Capital Stock” in this prospectus.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided that information furnished and not filed by us under any item of any current report on Form 8-K, including related exhibits, is not incorporated by reference in this prospectus.
You can obtain any filing incorporated by reference into this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to the following address:
Booz Allen Hamilton Holding Corporation
8283 Greensboro Drive
McLean, Virginia 22102
(703) 902-5000
Attn: Investor Relations

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